Exhibit 10.3

The Bond Market Association New York - Washington – London www. bondmarkets.com	International Securities Market Association Rigistrasse 60, P.O. Box, CH-8033, Zurich www.isma.org

2000 VERSION

TBMA/ISMA

AMENDED AND RESTATED

GLOBAL MASTER REPURCHASE AGREEMENT

Dated as of February 6, 2013

Between:

JPMORGAN CHASE BANK, N.A., LONDON BRANCH	(“Party A”)

and

COBBS CREEK LLC	(“Party B”)

1. Applicability

(a)	From time to time the parties hereto may enter into transactions in which one party, acting through a Designated Office, (“Seller”) agrees to sell to the other, acting through a Designated Office, (“Buyer”) securities and financial instruments (“Securities”) (subject to paragraph 1(c), other than equities and Net Paying Securities) against the payment of the purchase price by Buyer to Seller, with a simultaneous agreement by Buyer to sell to Seller Securities equivalent to such Securities at a date certain or on demand against the payment of the repurchase price by Seller to Buyer.

(b)	Each such transaction (which may be a repurchase transaction (“Repurchase Transaction”) or a buy and sell back transaction (“Buy/Sell Back Transaction”) shall be referred to herein as a “Transaction” and shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto, unless otherwise agreed in writing.

(c)	If this Agreement may be applied to—

(i)	Buy/Sell Back Transactions, this shall be specified in Annex I hereto, and the provisions of the Buy/Sell Back Annex shall apply to such Buy/Sell Back Transactions;

(ii)	Net Paying Securities, this shall be specified in Annex I hereto and the provisions of Annex 1, paragraph 1(b) shall apply to Transactions involving Net Paying Securities.

(d)	If Transactions are to be effected under this Agreement by either party as an agent, this shall be specified in Annex I hereto, and the provisions of the Agency Annex shall apply to such Agency Transactions.

2. Definitions

(a)	“Act of Insolvency” shall occur with respect to any party hereto upon -

(i)	its making a general assignment for the benefit of, entering into a reorganisation, arrangement, or composition with creditors; or

(ii)	its admitting in writing that it is unable to pay its debts as they become due; or

(iii)	its seeking, consenting to or acquiescing in the appointment of any trustee, administrator, receiver or liquidator or analogous officer of it or any material part of its property; or

(iv)	the presentation or filing of a petition in respect of it (other than by the counterparty to this Agreement in respect of any obligation under this Agreement) in any court or before any agency alleging or for the bankruptcy, winding up or insolvency of such party (or any analogous proceeding) or seeking any reorganisation, arrangement, composition, re adjustment, administration, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such petition (except in the case of a petition for winding up or any analogous proceeding, in respect of which no such 30 day period shall apply) not having been stayed or dismissed within 30 days of its filing; or

(v)	the appointment of a receiver, administrator, liquidator or trustee or analogous officer of such party or over all or any material part of such party’s property; or

(vi)	the convening of any meeting of its creditors for the purposes of considering a voluntary arrangement as referred to in section 3 of the Insolvency Act 1986 (or any analogous proceeding);

(b)	“Agency Transaction”, the meaning specified in paragraph 1 of the Agency Annex;

(c)	“Appropriate Market”, the meaning specified in paragraph 10;

(d)	“Base Currency”, the currency indicated in Annex I hereto;

(e)	“Business Day” -

(i)	in relation to the settlement of any Transaction which is to be settled through Clearstream or Euroclear, a day on which Clearstream or, as the case may be, Euroclear is open to settle business in the currency in which the Purchase Price and the Repurchase Price are denominated;

(ii)	in relation to the settlement of any Transaction which is to be settled through a settlement system other than Clearstream or Euroclear, a day on which that settlement system is open to settle such Transaction;

(iii)	in relation to any delivery of Securities not falling within (i) or (ii) above, a day on which banks are open for business in the place where delivery of the relevant Securities is to be effected; and

(iv)	in relation to any obligation to make a payment not falling within (i) or (ii) above, a day other than a Saturday or a Sunday on which banks are open for business in the principal financial centre of the country of which the currency in which the payment is denominated is the official currency and, if different, in the place where any account designated by the parties for the making or receipt of the payment is situated (or, in the case of a payment in euro, a day on which TARGET operates);

(f)	“Cash Margin”, a cash sum paid to Buyer or Seller in accordance with paragraph 4;

(g)	“Clearstream”, Clearstream Banking, societe anonyme, (previously Cedelbank) or any successor thereto;

(h)	“Confirmation”, the meaning specified in paragraph 3(b);

(i)	“Contractual Currency”, the meaning specified in paragraph 7(a);

(j)	“Defaulting Party”, the meaning specified in paragraph 10;

(k)	“Default Market Value”, the meaning specified in paragraph 10;

(l)	“Default Notice”, a written notice served by the non-Defaulting Party on the Defaulting Party under paragraph 10 stating that an event shall be treated as an Event of Default for the purposes of this Agreement;

(m)	“Default Valuation Notice”, the meaning specified in paragraph 10;

(n)	“Default Valuation Time”, the meaning specified in paragraph 10;

(o)	“Deliverable Securities”, the meaning specified in paragraph 10;

(p)	“Designated Office”, with respect to a party, a branch or office of that party which is specified as such in Annex I hereto or such other branch or office as may be agreed to by the parties;

(q)	“Distributions”, the meaning specified in sub paragraph (w) below;

(r)	“Equivalent Margin Securities”, Securities equivalent to Securities previously transferred as Margin Securities;

(s)	“Equivalent Securities”, with respect to a Transaction, Securities equivalent to Purchased Securities under that Transaction. If and to the extent that such Purchased Securities have been redeemed, the expression shall mean a sum of money equivalent to the proceeds of the redemption;

(t)	Securities are “equivalent to” other Securities for the purposes of this Agreement if they are: (i) of the same issuer; (ii) part of the same issue; and (iii) of an identical type, nominal value, description and (except where otherwise stated) amount as those other Securities, provided that—

(A)	Securities will be equivalent to other Securities notwithstanding that those Securities have been redenominated into euro or that the nominal value of those Securities has changed in connection with such redenomination; and

(B)	where Securities have been converted, subdivided or consolidated or have become the subject of a takeover or the holders of Securities have become entitled to receive or acquire other Securities or other property or the Securities have become subject to any similar event, the expression “equivalent to” shall mean Securities equivalent to (as defined in the provisions of this definition preceding the proviso) the original Securities together with or replaced by a sum of money or Securities or other property equivalent to (as so defined) that receivable by holders of such original Securities resulting from such event;

(u)	“Euroclear”, operator of the Euroclear System or any successor thereto;

(v)	“Event of Default”, the meaning specified in paragraph 10;

(w)	“Income”, with respect to any Security at any time, all interest, dividends or other distributions thereon, but excluding distributions which are a payment or repayment of principal in respect of the relevant securities (“Distributions”);

(x)	“Income Payment Date”, with respect to any Securities, the date on which Income is paid in respect of such Securities or, in the case of registered Securities, the date by reference to which particular registered holders are identified as being entitled to payment of Income;

(y)	“LIBOR”, in relation to any sum in any currency, the one month London Inter-Bank Offered Rate in respect of that currency as quoted on page 3750 on the Bridge Telerate Service (or such other page as may replace page 3750 on that service) as of 11:00 a.m., London time, on the date on which it is to be determined;

(z)	“Margin Ratio”, with respect to a Transaction, the Market Value of the Purchased Securities at the time when the Transaction was entered into divided by the Purchase Price (and so that, where a Transaction relates to Securities of different descriptions and the Purchase Price is apportioned by the parties among Purchased Securities of each such description, a separate Margin Ratio shall apply in respect of Securities of each such description), or such other proportion as the parties may agree with respect to that Transaction;

(aa)	“Margin Securities”, in relation to a Margin Transfer, Securities reasonably acceptable to the party calling for such Margin Transfer;

(bb)	“Margin Transfer”, any, or any combination of, the payment or repayment of Cash Margin and the transfer of Margin Securities or Equivalent Margin Securities;

(cc)	“Market Value”, with respect to any Securities as of any time on any date, the price for such Securities at such time on such date obtained from a generally recognised source agreed to by the parties (and where different prices are obtained for different delivery dates, the price so obtainable for the earliest available such delivery date) (provided that the price of Securities that are suspended shall (for the purposes of paragraph 4) be nil unless the parties otherwise agree and (for all other purposes) shall be the price of those Securities as of close of business on the dealing day in the relevant market last preceding the date of suspension) plus the aggregate amount of Income which, as of such date, has accrued but not yet been paid in respect of the Securities to the extent not included in such price as of such date, and for these purposes any sum in a currency other than the Contractual Currency for the Transaction in question shall be converted into such Contractual Currency at the Spot Rate prevailing at the relevant time;

(dd)	“Net Exposure”, the meaning specified in paragraph 4(c);

(ee)	the “Net Margin” provided to a party at any time, the excess (if any) at that time of (i) the sum of the amount of Cash Margin paid to that party (including accrued interest on such Cash Margin which has not been paid to the other party) and the Market Value of Margin Securities transferred to that party under paragraph 4(a) (excluding any Cash Margin which has been repaid to the other party and any Margin Securities in respect of which Equivalent Margin Securities have been transferred to the other party) over (ii) the sum of the amount of Cash Margin paid to the other party (including accrued interest on such Cash Margin which has not been paid by the other party) and the Market Value of Margin Securities transferred to the other party under paragraph 4(a) (excluding any Cash Margin which has been repaid by the other party and any Margin Securities in respect of which Equivalent Margin Securities have been transferred by the other party) and for this purpose any amounts not denominated in the Base Currency shall be converted into the Base Currency at the Spot Rate prevailing at the relevant time;

(ff)	“Net Paying Securities”, Securities which are of a kind such that, were they to be the subject of a Transaction to which paragraph 5 applies, any payment made by Buyer under paragraph 5 would be one in respect of which either Buyer would or might be required to make a withholding or deduction for or on account of taxes or duties or Seller might be required to make or account for a payment for or on account of taxes or duties (in each case other than tax on overall net income) by reference to such payment;

(gg)	“Net Value”, the meaning specified in paragraph 10;

(hh)	“New Purchased Securities”, the meaning specified in paragraph 8(a);

(ii)	“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction (on a 360 day basis or 365 day basis in accordance with the applicable ISMA convention, unless otherwise agreed between the parties for the Transaction), for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of calculation or, if earlier, the Repurchase Date;

(jj)	“Pricing Rate”, with respect to any Transaction, the per annum percentage rate for calculation of the Price Differential agreed to by Buyer and Seller in relation to that Transaction;

(kk)	“Purchase Date”, with respect to any Transaction, the date on which Purchased Securities are to be sold by Seller to Buyer in relation to that Transaction;

(ll)	“Purchase Price”, on the Purchase Date, the price at which Purchased Securities are sold or are to be sold by Seller to Buyer;

(mm)	“Purchased Securities”, with respect to any Transaction, the Securities sold or to be sold by Seller to Buyer under that Transaction, and any New Purchased Securities transferred by Seller to Buyer under paragraph 8 in respect of that Transaction;

(nn)	“Receivable Securities”, the meaning specified in paragraph 10;

(oo)	“Repurchase Date”, with respect to any Transaction, the date on which Buyer is to sell Equivalent Securities to Seller in relation to that Transaction;

(pp)	“Repurchase Price”, with respect to any Transaction and as of any date, the sum of the Purchase Price and the Price Differential as of such date;

(qq)	“Special Default Notice”, the meaning specified in paragraph 14;

(rr)	“Spot Rate”, where an amount in one currency is to be converted into a second currency on any date, unless the parties otherwise agree, the spot rate of exchange quoted by Barclays Bank PLC in the London inter-bank market for the sale by it of such second currency against a purchase by it of such first currency;

(ss)	“TARGET”, the Trans European Automated Real time Gross Settlement Express Transfer System;

(tt)	“Term”, with respect to any Transaction, the interval of time commencing with the Purchase Date and ending with the Repurchase Date;

(uu)	“Termination”, with respect to any Transaction, refers to the requirement with respect to such Transaction for Buyer to sell Equivalent Securities against payment by Seller of the Repurchase Price in accordance with paragraph 3(f), and reference to a Transaction having a “fixed term” or being “terminable upon demand” shall be construed accordingly;

(vv)	“Transaction Costs”, the meaning specified in paragraph 10;

(ww)	“Transaction Exposure”, with respect to any Transaction at any time during the period from the Purchase Date to the Repurchase Date (or, if later, the date on which Equivalent Securities are delivered to Seller or the Transaction is terminated under paragraph 10(g) or 10(h)), the difference between (i) the Repurchase Price at such time multiplied by the applicable Margin Ratio (or, where the Transaction relates to Securities of more than one description to which different Margin Ratios apply, the amount produced by multiplying the Repurchase Price attributable to Equivalent Securities of each such description by the applicable Margin Ratio and aggregating the resulting amounts, the Repurchase Price being for this purpose attributed to Equivalent Securities of each such description in the same proportions as those in which the Purchase Price was apportioned among the Purchased Securities) and (ii) the Market Value of Equivalent Securities at such time. If (i) is greater than (ii), Buyer has a Transaction Exposure for that Transaction equal to that excess. If (ii) is greater than (i), Seller has a Transaction Exposure for that Transaction equal to that excess; and

(xx)	except in paragraphs 14(b)(i) and 18, references in this Agreement to “written” communications and communications “in writing” include communications made through any electronic system agreed between the parties which is capable of reproducing such communication in hard copy form.

3. Initiation; Confirmation; Termination

(a)	A Transaction may be entered into orally or in writing at the initiation of either Buyer or Seller.

(b)	Upon agreeing to enter into a Transaction hereunder Buyer or Seller (or both), as shall have been agreed, shall promptly deliver to the other party written confirmation of such Transaction (a “Confirmation”).

The Confirmation shall describe the Purchased Securities (including CUSIP or ISIN or other identifying number or numbers, if any), identify Buyer and Seller and set forth -

(i)	the Purchase Date;

(ii)	the Purchase Price;

(iii)	the Repurchase Date, unless the Transaction is to be terminable on demand (in which case the Confirmation shall state that it is terminable on demand);

(iv)	the Pricing Rate applicable to the Transaction;

(v)	in respect of each party the details of the bank account[s] to which payments to be made hereunder are to be credited;

(vi)	where the Buy/Sell Back Annex applies, whether the Transaction is a Repurchase Transaction or a Buy/Sell Back Transaction;

(vii)	where the Agency Annex applies, whether the Transaction is an Agency Transaction and, if so, the identity of the party which is acting as agent and the name, code or identifier of the Principal; and

(viii)	any additional terms or conditions of the Transaction;

and may be in the form of Annex II hereto or may be in any other form to which the parties agree.

The Confirmation relating to a Transaction shall, together with this Agreement, constitute prima facie evidence of the terms agreed between Buyer and Seller for that Transaction, unless objection is made with respect to the Confirmation promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, the Confirmation shall prevail in respect of that Transaction and those terms only.

(c)	On the Purchase Date for a Transaction, Seller shall transfer the Purchased Securities to Buyer or its agent against the payment of the Purchase Price by Buyer.

(d)	Termination of a Transaction will be effected, in the case of on demand Transactions, on the date specified for Termination in such demand, and, in the case of fixed term Transactions, on the date fixed for Termination.

(e)	In the case of on demand Transactions, demand for Termination shall be made by Buyer or Seller, by telephone or otherwise, and shall provide for Termination to occur after not less than the minimum period as is customarily required for the settlement or delivery of money or Equivalent Securities of the relevant kind.

(f)	On the Repurchase Date, Buyer shall transfer to Seller or its agent Equivalent Securities against the payment of the Repurchase Price by Seller (less any amount then payable and unpaid by Buyer to Seller pursuant to paragraph 5).

4. Margin Maintenance

(a)	If at any time either party has a Net Exposure in respect of the other party it may by notice to the other party require the other party to make a Margin Transfer to it of an aggregate amount or value at least equal to that Net Exposure.

(b)	A notice under sub paragraph (a) above may be given orally or in writing.

(c)	For the purposes of this Agreement a party has a Net Exposure in respect of the other party if the aggregate of all the first party’s Transaction Exposures plus any amount payable to the first party under paragraph 5 but unpaid less the amount of any Net Margin provided to the first party exceeds the aggregate of all the other party’s Transaction Exposures plus any amount payable to the other party under paragraph 5 but unpaid less the amount of any Net Margin provided to the other party; and the amount of the Net Exposure is the amount of the excess. For this purpose any amounts not denominated in the Base Currency shall be converted into the Base Currency at the Spot Rate prevailing at the relevant time.

(d)	To the extent that a party calling for a Margin Transfer has previously paid Cash Margin which has not been repaid or delivered Margin Securities in respect of which Equivalent Margin Securities have not been delivered to it, that party shall be entitled to require that such Margin Transfer be satisfied first by the repayment of such Cash Margin or the delivery of Equivalent Margin Securities but, subject to this, the composition of a Margin Transfer shall be at the option of the party making such Margin Transfer.

(e)	Any Cash Margin transferred shall be in the Base Currency or such other currency as the parties may agree.

(f)	A payment of Cash Margin shall give rise to a debt owing from the party receiving such payment to the party making such payment. Such debt shall bear interest at such rate, payable at such times, as may be specified in Annex I hereto in respect of the relevant currency or otherwise agreed between the parties, and shall be repayable subject to the terms of this Agreement.

(g)	Where Seller or Buyer becomes obliged under sub paragraph (a) above to make a Margin Transfer, it shall transfer Cash Margin or Margin Securities or Equivalent Margin Securities within the minimum period specified in Annex I hereto or, if no period is there specified, such minimum period as is customarily required for the settlement or delivery of money, Margin Securities or Equivalent Margin Securities of the relevant kind.

(h)	The parties may agree that, with respect to any Transaction, the provisions of sub-paragraphs (a) to (g) above shall not apply but instead that margin may be provided separately in respect of that Transaction in which case

(i)	that Transaction shall not be taken into account when calculating whether either party has a Net Exposure;

(ii)	margin shall be provided in respect of that Transaction in such manner as the parties may agree; and

(iii)	margin provided in respect of that Transaction shall not be taken into account for the purposes of sub paragraphs (a) to (g) above.

(i)	The parties may agree that any Net Exposure which may arise shall be eliminated not by Margin Transfers under the preceding provisions of this paragraph but by the repricing of Transactions under sub paragraph (j) below, the adjustment of Transactions under sub - paragraph (k) below or a combination of both these methods.

(j)	Where the parties agree that a Transaction is to be repriced under this sub paragraph, such repricing shall be effected as follows -

(i)	the Repurchase Date under the relevant Transaction (the “original Transaction”) shall be deemed to occur on the date on which the repricing is to be effected (the “Repricing Date”);

(ii)	the parties shall be deemed to have entered into a new Transaction (the “Repriced Transaction”) on the terms set out in (iii) to (vi) below;

(iii)	the Purchased Securities under the Repriced Transaction shall be Securities equivalent to the Purchased Securities under the Original Transaction;

(iv)	the Purchase Date under the Repriced Transaction shall be the Repricing Date;

(v)	the Purchase Price under the Repriced Transaction shall be such amount as shall, when multiplied by the Margin Ratio applicable to the Original Transaction, be equal to the Market Value of such Securities on the Repricing Date;

(vi)	the Repurchase Date, the Pricing Rate, the Margin Ratio and, subject as aforesaid, the other terms of the Repriced Transaction shall be identical to those of the Original Transaction;

(vii)	the obligations of the parties with respect to the delivery of the Purchased Securities and the payment of the Purchase Price under the Repriced Transaction shall be set off against their obligations with respect to the delivery of Equivalent Securities and payment of the Repurchase Price under the Original Transaction and accordingly only a net cash sum shall be paid by one party to the other. Such net cash sum shall be paid within the period specified in sub paragraph (g) above.

(k)	The adjustment of a Transaction (the “Original Transaction”) under this sub paragraph shall be effected by the parties agreeing that on the date on which the adjustment is to be made (the “Adjustment Date”) the Original Transaction shall be terminated and they shall enter into a new Transaction (the “Replacement Transaction”) in accordance with the following provisions

(i)	the Original Transaction shall be terminated on the Adjustment Date on such terms as the parties shall agree on or before the Adjustment Date;

(ii)	the Purchased Securities under the Replacement Transaction shall be such Securities as the parties shall agree on or before the Adjustment Date (being Securities the aggregate Market Value of which at the Adjustment Date is substantially equal to the Repurchase Price under the Original Transaction at the Adjustment Date multiplied by the Margin Ratio applicable to the Original Transaction);

(iii)	the Purchase Date under the Replacement Transaction shall be the Adjustment Date;

(iv)	the other terms of the Replacement Transaction shall be such as the parties shall agree on or before the Adjustment Date; and

(v)	the obligations of the parties with respect to payment and delivery of Securities on the Adjustment Date under the Original Transaction and the Replacement Transaction shall be settled in accordance with paragraph 6 within the minimum period specified in sub paragraph (g) above.

5. Income Payments

Unless otherwise agreed -

(i)	where the Term of a particular Transaction extends over an Income Payment Date in respect of any Securities subject to that Transaction, Buyer shall on the date such Income is paid by the issuer transfer to or credit to the account of Seller an amount equal to (and in the same currency as) the amount paid by the issuer;

(ii)	where Margin Securities are transferred from one party (“the first party”) to the other party (“the second party”) and an Income Payment Date in respect of such Securities occurs before Equivalent Margin Securities are transferred by the second party to the first party, the second party shall on the date such Income is paid by the issuer transfer to or credit to the account of the first party an amount equal to (and in the same currency as) the amount paid by the issuer;

and for the avoidance of doubt references in this paragraph to the amount of any Income paid by the issuer of any Securities shall be to an amount paid without any withholding or deduction for or on account of taxes or duties notwithstanding that a payment of such Income made in certain circumstances may be subject to such a withholding or deduction.

6. Payment and Transfer

(a)

Unless otherwise agreed, all money paid hereunder shall be in immediately available freely convertible funds of the relevant currency. All Securities to be transferred hereunder (i) shall be in suitable form for transfer and shall be accompanied by duly executed instruments of transfer or assignment in blank (where required for transfer) and such other documentation as the transferee may reasonably request, or (ii) shall be transferred through the book entry system of Euroclear or Clearstream, or (iii) shall be transferred through any other agreed securities clearance system or (iv) shall be transferred by any other method mutually acceptable to Seller and Buyer.

(b)	Unless otherwise agreed, all money payable by one party to the other in respect of any Transaction shall be paid free and clear of, and without withholding or deduction for, any taxes or duties of whatsoever nature imposed, levied, collected, withheld or assessed by any authority having power to tax, unless the withholding or deduction of such taxes or duties is required by law. In that event, unless otherwise agreed, the paying party shall pay such additional amounts as will result in the net amounts receivable by the other party (after taking account of such withholding or deduction) being equal to such amounts as would have been received by it had no such taxes or duties been required to be withheld or deducted.

(c)	Unless otherwise agreed in writing between the parties, under each Transaction transfer of Purchased Securities by Seller and payment of Purchase Price by Buyer against the transfer of such Purchased Securities shall be made simultaneously and transfer of Equivalent Securities by Buyer and payment of Repurchase Price payable by Seller against the transfer of such Equivalent Securities shall be made simultaneously.

(d)	Subject to and without prejudice to the provisions of sub paragraph 6(c), either party may from time to time in accordance with market practice and in recognition of the practical difficulties in arranging simultaneous delivery of Securities and money waive in relation to any Transaction its rights under this Agreement to receive simultaneous transfer and/or payment provided that transfer and/or payment shall, notwithstanding such waiver, be made on the same day and provided also that no such waiver in respect of one Transaction shall affect or bind it in respect of any other Transaction.

(e)	The parties shall execute and deliver all necessary documents and take all necessary steps to procure that all right, title and interest in any Purchased Securities, any Equivalent Securities, any Margin Securities and any Equivalent Margin Securities shall pass to the party to which transfer is being made upon transfer of the same in accordance with this Agreement, free from all liens, claims, charges and encumbrances.

(f)	Notwithstanding the use of expressions such as “Repurchase Date”, “Repurchase Price”, “margin”, “Net Margin”, “Margin Ratio” and “substitution”, which are used to reflect terminology used in the market for transactions of the kind provided for in this Agreement, all right, title and interest in and to Securities and money transferred or paid under this Agreement shall pass to the transferee upon transfer or payment, the obligation of the party receiving Purchased Securities or Margin Securities being an obligation to transfer Equivalent Securities or Equivalent Margin Securities.

(g)	Time shall be of the essence in this Agreement.

(h)	Subject to paragraph 10, all amounts in the same currency payable by each party to the other under any Transaction or otherwise under this Agreement on the same date shall be combined in a single calculation of a net sum payable by one party to the other and the obligation to pay that sum shall be the only obligation of either party in respect of those amounts.

(i)	Subject to paragraph 10, all Securities of the same issue, denomination, currency and series, transferable by each party to the other under any Transaction or hereunder on the same date shall be combined in a single calculation of a net quantity of Securities transferable by one party to the other and the obligation to transfer the net quantity of Securities shall be the only obligation of either party in respect of the Securities so transferable and receivable.

(j)	If the parties have specified in Annex I hereto that this paragraph 6(j) shall apply, each obligation of a party under this Agreement (other than an obligation arising under paragraph 10) is subject to the condition precedent that none of those events specified in paragraph 10(a) which are identified in Annex I hereto for the purposes of this paragraph 6(j) (being events which, upon the serving of a Default Notice, would be an Event of Default with respect to the other party) shall have occurred and be continuing with respect to the other party.

7. Contractual Currency

(a)	All the payments made in respect of the Purchase Price or the Repurchase Price of any Transaction shall be made in the currency of the Purchase Price (the “Contractual Currency”) save as provided in paragraph 10(c)(ii). Notwithstanding the foregoing, the payee of any money may, at its option, accept tender thereof in any other currency, provided, however, that, to the extent permitted by applicable law, the obligation of the payer to pay such money will be discharged only to the extent of the amount of the Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) for delivery within the customary delivery period for spot transactions in respect of the relevant currency.

(b)	If for any reason the amount in the Contractual Currency received by a party, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due and payable, the party required to make the payment will, as a separate and independent obligation, to the extent permitted by applicable law, immediately transfer such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

(c)	If for any reason the amount in the Contractual Currency received by a party exceeds the amount of the Contractual Currency due and payable, the party receiving the transfer will refund promptly the amount of such excess.

8. Substitution

(a)	A Transaction may at any time between the Purchase Date and Repurchase Date, if Seller so requests and Buyer so agrees, be varied by the transfer by Buyer to Seller of Securities equivalent to the Purchased Securities, or to such of the Purchased Securities as shall be agreed, in exchange for the transfer by Seller to Buyer of other Securities of such amount and description as shall be agreed (“New Purchased Securities”) (being Securities having a Market Value at the date of the variation at least equal to the Market Value of the Equivalent Securities transferred to Seller).

(b)	Any variation under sub paragraph (a) above shall be effected, subject to paragraph 6(d), by the simultaneous transfer of the Equivalent Securities and New Purchased Securities concerned.

(c)	A Transaction which is varied under sub paragraph (a) above shall thereafter continue in effect as though the Purchased Securities under that Transaction consisted of or included the New Purchased Securities instead of the Securities in respect of which Equivalent Securities have been transferred to Seller.

(d)	Where either party has transferred Margin Securities to the other party it may at any time before Equivalent Margin Securities are transferred to it under paragraph 4 request the other party to transfer Equivalent Margin Securities to it in exchange for the transfer to the other party of new Margin Securities having a Market Value at the time of transfer at least equal to that of such Equivalent Margin Securities. If the other party agrees to the request, the exchange shall be effected, subject to paragraph 6(d), by the simultaneous transfer of the Equivalent Margin Securities and new Margin Securities concerned. Where either or both of such transfers is or are effected through a settlement system in circumstances which under the rules and procedures of that settlement system give rise to a payment by or for the account of one party to or for the account of the other party, the parties shall cause such payment or payments to be made outside that settlement system, for value the same day as the payments made through that settlement system, as shall ensure that the exchange of Equivalent Margin Securities and new Margin Securities effected under this sub paragraph does not give rise to any net payment of cash by either party to the other.

9. Representations

Each party represents and warrants to the other that -

(a)	it is duly authorised to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and thereunder and has taken all necessary action to authorise such execution, delivery and performance;

(b)	it will engage in this Agreement and the Transactions contemplated hereunder (other than Agency Transactions) as principal;

(c)	the person signing this Agreement on its behalf is, and any person representing it in entering into a Transaction will be, duly authorised to do so on its behalf;

(d)	it has obtained all authorisations of any governmental or regulatory body required in connection with this Agreement and the Transactions contemplated hereunder and such authorisations are in full force and effect;

(e)	the execution, delivery and performance of this Agreement and the Transactions contemplated hereunder will not violate any law, ordinance, charter, by law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected;

(f)	it has satisfied itself and will continue to satisfy itself as to the tax implications of the Transactions contemplated hereunder;

(g)	in connection with this Agreement and each Transaction -

(i)	unless there is a written agreement with the other party to the contrary, it is not relying on any advice (whether written or oral) of the other party, other than the representations expressly set out in this Agreement;

(ii)	it has made and will make its own decisions regarding the entering into of any Transaction based upon its own judgment and upon advice from such professional advisers as it has deemed it necessary to consult;

(iii)	it understands the terms, conditions and risks of each Transaction and is willing to assume (financially and otherwise) those risks; and

(h)	at the time of transfer to the other party of any Securities it will have the full and unqualified right to make such transfer and that upon such transfer of Securities the other party will receive all right, title and interest in and to those Securities free of any lien, claim, charge or encumbrance.

On the date on which any Transaction is entered into pursuant hereto, and on each day on which Securities, Equivalent Securities, Margin Securities or Equivalent Margin Securities are to be transferred under any Transaction, Buyer and Seller shall each be deemed to repeat all the foregoing representations. For the avoidance of doubt and notwithstanding any arrangements which Seller or Buyer may have with any third party, each party will be liable as a principal for its obligations under this Agreement and each Transaction.

10. Events of Default

(a)	If any of the following events (each an “Event of Default”) occurs in relation to either party (the “Defaulting Party”, the other party being the “non-Defaulting Party”) whether acting as Seller or Buyer -

(i)	Buyer fails to pay the Purchase Price upon the applicable Purchase Date or Seller fails to pay the Repurchase Price upon the applicable Repurchase Date, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(ii)	if the parties have specified in Annex I hereto that this sub paragraph shall apply, Seller fails to deliver Purchased Securities on the Purchase Date or Buyer fails to deliver Equivalent Securities on the Repurchase Date, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(iii)	Seller or Buyer fails to pay when due any sum payable under sub paragraph (g) or (h) below, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(iv)	Seller or Buyer fails to comply with paragraph 4 and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(v)	Seller or Buyer fails to comply with paragraph 5 and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(vi)	an Act of Insolvency occurs with respect to Seller or Buyer and (except in the case of an Act of Insolvency which is the presentation of a petition for winding up or any analogous proceeding or the appointment of a liquidator or analogous officer of the Defaulting Party in which case no such notice shall be required) the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(vii)	any representations made by Seller or Buyer are incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(viii)	Seller or Buyer admits to the other that it is unable to, or intends not to, perform any of its obligations hereunder and/or in respect of any Transaction and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(ix)	Seller or Buyer is suspended or expelled from membership of or participation in any securities exchange or association or other self-regulating organisation, or suspended from dealing in securities by any government agency, or any of the assets of either Seller or Buyer or the assets of investors held by, or to the order of, Seller or Buyer are transferred or ordered to be transferred to a trustee by a regulatory authority pursuant to any securities regulating legislation and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(x)	Seller or Buyer fails to perform any other of its obligations hereunder and does not remedy such failure within 30 days after notice is given by the non-¬Defaulting Party requiring it to do so, and the non-Defaulting Party serves a Default Notice on the Defaulting Party;

Then sub paragraphs (b) to (f) below shall apply.

(b)	The Repurchase Date for each Transaction hereunder shall be deemed immediately to occur and, subject to the following provisions, all Cash Margin (including interest accrued) shall be immediately repayable and Equivalent Margin Securities shall be immediately deliverable (and so that, where this sub paragraph applies, performance of the respective obligations of the parties with respect to the delivery of Securities, the payment of the Repurchase Prices for any Equivalent Securities and the repayment of any Cash Margin shall be effected only in accordance with the provisions of sub paragraph (c) below).

(c)

(i)	The Default Market Values of the Equivalent Securities and any Equivalent Margin Securities to be transferred, the amount of any Cash Margin (including the amount of interest accrued) to be transferred and the Repurchase Prices to be paid by each party shall be established by the non-Defaulting Party for all Transactions as at the Repurchase Date; and

(ii)	on the basis of the sums so established, an account shall be taken (as at the Repurchase Date) of what is due from each party to the other under this Agreement (on the basis that each party’s claim against the other in respect of the transfer to it of Equivalent Securities or Equivalent Margin Securities under this Agreement equals the Default Market Value therefor) and the sums due from one party shall be set off against the sums due from the other and only the balance of the account shall be payable (by the party having the claim valued at the lower amount pursuant to the foregoing) and such balance shall be due and payable on the next following Business Day. For the purposes of this calculation, all sums not denominated in the Base Currency shall be converted into the Base Currency on the relevant date at the Spot Rate prevailing at the relevant time.

(d)	For the purposes of this Agreement, the “Default Market Value” of any Equivalent Securities or Equivalent Margin Securities shall be determined in accordance with sub paragraph (e) below, and for this purpose -

(i)	the “Appropriate Market” means, in relation to Securities of any description, the market which is the most appropriate market for Securities of that description, as determined by the non-Defaulting Party;

(ii)	the “Default Valuation Time” means, in relation to an Event of Default, the close of business in the Appropriate Market on the fifth dealing day after the day on which that Event of Default occurs or, where that Event of Default is the occurrence of an Act of Insolvency in respect of which under paragraph 10(a) no notice is required from the non-Defaulting Party in order for such event to constitute an Event of Default, the close of business on the fifth dealing day after the day on which the non-Defaulting Party first became aware of the occurrence of such Event of Default;

(iii)	“Deliverable Securities” means Equivalent Securities or Equivalent Margin Securities to be delivered by the Defaulting Party;

(iv)	“Net Value” means at any time, in relation to any Deliverable Securities or Receivable Securities, the amount which, in the reasonable opinion of the non-Defaulting Party, represents their fair market value, having regard to such pricing sources and methods (which may include, without limitation, available prices for Securities with similar maturities, terms and credit characteristics as the relevant Equivalent Securities or Equivalent Margin Securities) as the non-Defaulting Party considers appropriate, less, in the case of Receivable Securities, or plus, on the case of Deliverable Securities, all Transaction Costs which would be incurred in connection with the purchase or sale of such Securities;

(v)	“Receivable Securities” means Equivalent Securities or Equivalent Margin Securities to be delivered to the Defaulting Party; and

(vi)	“Transaction Costs” in relation to any transaction contemplated in paragraph 10(d) or (e) means the reasonable costs, commission, fees and expenses (including any mark up or mark down) that would be incurred in connection with the purchase of Deliverable Securities or sale of Receivable Securities, calculated on the assumption that the aggregate thereof is the least that could reasonably be expected to be paid in order to carry out the transaction;

(e)	(i) If between the occurrence of the relevant Event of Default and the Default Valuation Time the non-Defaulting Party gives to the Defaulting Party a written notice (a “Default Valuation Notice”) which -

(A)	states that, since the occurrence of the relevant Event of Default, the non-Defaulting Party has sold, in the case of Receivable Securities, or purchased, in the case of Deliverable Securities, Securities which form part of the same issue and are of an identical type and description as those Equivalent Securities or Equivalent Margin Securities, and that the non-Defaulting Party elects to treat as the Default Market Value -

(aa)	in the case of Receivable Securities, the net proceeds of such sale after deducting all reasonable costs, fees and expenses incurred in connection therewith (provided that, where the Securities sold are not identical in amount to the Equivalent Securities or Equivalent Margin Securities, the non-Defaulting Party may either (x) elect to treat such net proceeds of sale divided by the amount of Securities sold and multiplied by the amount of the Equivalent Securities or Equivalent Margin Securities as the Default Market Value or (y) elect to treat such net proceeds of sale of the Equivalent Securities or Equivalent Margin Securities actually sold as the Default Market Value of that proportion of the Equivalent Securities or Equivalent Margin Securities, and, in the case of (y), the Default Market Value of the balance of the Equivalent Securities or Equivalent Margin Securities shall be determined separately in accordance with the provisions of this paragraph 10(e) and accordingly may be the subject of a separate notice (or notices) under this paragraph 10(e)(i); or

(bb)

in the case of Deliverable Securities, the aggregate cost of such purchase, including all reasonable costs, fees and expenses incurred in connection therewith (provided that, where the Securities purchased are not identical in amount to the Equivalent Securities or Equivalent Margin Securities, the non-Defaulting

Party may either (x) elect to treat such aggregate cost divided by the amount of Securities sold and multiplied by the amount of the Equivalent Securities or Equivalent Margin Securities as the Default Market Value or (y) elect to treat the aggregate cost of purchasing the Equivalent Securities or Equivalent Margin Securities actually purchased as the Default Market Value of that proportion of the Equivalent Securities or Equivalent Margin Securities, and, in the case of (y), the Default Market Value of the balance of the Equivalent Securities or Equivalent Margin Securities shall be determined separately in accordance with the provisions of this paragraph 10(e) and accordingly may be the subject of a separate notice (or notices) under this paragraph 10(e)(i)

(B)	states that the non-Defaulting Party has received, in the case of Deliverable Securities, offer quotations or, in the case of Receivable Securities, bid quotations in respect of Securities of the relevant description from two or more market makers or regular dealers in the Appropriate Market in a commercially reasonable size (as determined by the non-Defaulting Party) and specifies -

(aa)	the price or prices quoted by each of them for, in the case of Deliverable Securities, the sale by the relevant market marker or dealer of such Securities or, in the case of Receivable Securities, the purchase by the relevant market maker or dealer of such Securities;

(bb)	the Transaction Costs which would be incurred in connection with such a transaction; and

(cc)	that the non-Defaulting Party elects to treat the price so quoted (or, where more than one price is so quoted, the arithmetic mean of the prices so quoted), after deducting, in the case of Receivable Securities, or adding, in the case of Deliverable Securities, such Transaction Costs, as the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities; or

(C)	states

(aa)	that either (x) acting in good faith, the non-Defaulting Party has endeavoured but been unable to sell or purchase Securities in accordance with sub paragraph (i)(A) above or to obtain quotations in accordance with sub paragraph (i)(B) above (or both) or (y) the non-Defaulting Party has determined that it would not be commercially reasonable to obtain such quotations, or that it would ‘ not be commercially reasonable to use any quotations which it has obtained under sub paragraph (i)(B) above; and

(bb)	that the non-Defaulting Party has determined the Net Value of the relevant Equivalent Securities or Equivalent Margin Securities (which shall be specified) and that the non-Defaulting Party elects to treat such Net Value as the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities,

then the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities shall be an amount equal to the Default Market Value specified in accordance with (A), (B)(cc) or, as the case may be, (C)(bb) above.

(ii)	If by the Default Valuation Time the non-Defaulting Party has not given a Default Valuation Notice, the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities shall be an amount equal to their Net Value at the Default Valuation Time; provided that, if at the Default Valuation Time the non-Defaulting Party reasonably determines that, owing to circumstances affecting the market in the Equivalent Securities or Equivalent Margin Securities in question, it is not possible for the non-Defaulting Party to determine a Net Value of such Equivalent Securities or Equivalent Margin Securities which is commercially reasonable, the Default Market Value of such Equivalent Securities or Equivalent Margin Securities shall be an amount equal to their Net Value as determined by the non-Defaulting Party as soon as reasonably practicable after the Default Valuation Time.

(f)	The Defaulting Party shall be liable to the non-Defaulting Party for the amount of all reasonable legal and other professional expenses incurred by the non-Defaulting Party in connection with or as a consequence of an Event of Default, together with interest thereon at LIBOR or, in the case of an expense attributable to a particular Transaction, the Pricing Rate for the relevant Transaction if that Pricing Rate is greater than LIBOR.

(g)	If Seller fails to deliver Purchased Securities to Buyer on the applicable Purchase Date Buyer may -

(i)	if it has paid the Purchase Price to Seller, require Seller immediately to repay the sum so paid;

(ii)	if Buyer has a Transaction Exposure to Seller in respect of the relevant Transaction, require Seller from time to time to pay Cash Margin at least equal to such Transaction Exposure;

(iii)	at any time while such failure continues, terminate the Transaction by giving written notice to Seller. On such termination the obligations of Seller and Buyer with respect to delivery of Purchased Securities and Equivalent Securities shall terminate and Seller shall pay to Buyer an amount equal to the excess of the Repurchase Price at the date of Termination over the Purchase Price.

(h)	If Buyer fails to deliver Equivalent Securities to Seller on the applicable Repurchase Date Seller may -

(i)	if it has paid the Repurchase Price to Buyer, require Buyer immediately to repay the sum so paid;

(ii)	if Seller has a Transaction Exposure to Buyer in respect of the relevant Transaction, require Buyer from time to time to pay Cash Margin at least equal to such Transaction Exposure;

(iii)	at any time while such failure continues, by written notice to Buyer declare that that Transaction (but only that Transaction) shall be terminated immediately in accordance with sub paragraph (c) above (disregarding for this purpose references in that sub paragraph to transfer of Cash Margin and delivery of Equivalent Margin Securities and as if references to the Repurchase Date were to the date on which notice was given under this sub-paragraph).

(i)	The provisions of this Agreement constitute a complete statement of the remedies available to each party in respect of any Event of Default.

(j)	Subject to paragraph 10(k), neither party may claim any sum by way of consequential loss or damage in the event of a failure by the other party to perform any of its obligations under this Agreement.

(k)	(i)	Subject to sub paragraph (ii) below, if as a result of a Transaction terminating before its agreed Repurchase Date under paragraphs 10(b), 10(g)(iii) or10(h)(iii), the non-Defaulting Party, in the case of paragraph 10(b), Buyer, in the case of paragraph 10(g)(iii), or Seller, in the case of paragraph 10(h)(iii),(in each case the “first party”) incurs any loss or expense in entering into replacement transactions, the other party shall be required to pay to the first party the amount determined by the first party in good faith to be equal to the loss or expense incurred in connection with such replacement transactions (including all fees, costs and other expenses) less the amount of any profit or gain made by that party in connection with such replacement transactions; provided that if that calculation results in a negative number, an amount equal to that number shall be payable by the first party to the other party.

(ii)	If the first party reasonably decides, instead of entering into such replacement transactions, to replace or unwind any hedging transactions which the first party entered into in connection with the Transaction so terminating, or to enter into any replacement hedging transactions, the other party shall be required to pay to the first party the amount determined by the first party in good faith to be equal to the loss or expense incurred in connection with entering into such replacement or unwinding (including all fees, costs and other expenses) less the amount of any profit or gain made by that party in connection with such replacement or unwinding; provided that if that calculation results in a negative number, an amount equal to that number shall be payable by the first party to the other party.

(l)	Each party shall immediately notify the other if an Event of Default, or an event which, upon the serving of a Default Notice, would be an Event of Default, occurs in relation to it.

11.	Tax Event

(a)	This paragraph shall apply if either party notifies the other that

(i)	any action taken by a taxing authority or brought in a court of competent jurisdiction (regardless of whether such action is taken or brought with respect to a party to this Agreement); or

(ii)	a change in the fiscal or regulatory regime (including, but not limited to, a change in law or in the general interpretation of law but excluding any change in any rate of tax), has or will, in the notifying party’s reasonable opinion, have a material adverse effect on that party in the context of a Transaction.

(b)	If so requested by the other party, the notifying party will furnish the other with an opinion of a suitably qualified adviser that an event referred to in sub paragraph (a)(i) or (ii) above has occurred and affects the notifying party.

(c)	Where this paragraph applies, the party giving the notice referred to in sub paragraph (a) may, subject to sub paragraph (d) below, terminate the Transaction with effect from a date specified in the notice, not being earlier (unless so agreed by the other party) than 30 days after the date of the notice, by nominating that date as the Repurchase Date.

(d)	If the party receiving the notice referred to in sub paragraph (a) so elects, it may override that notice by giving a counter notice to the other party. If a counter notice is given, the party which gives the counter notice will be deemed to have agreed to indemnify the other party against the adverse effect referred to in sub paragraph (a) so far as relates to the relevant Transaction and the original Repurchase Date will continue to apply.

(e)	Where a Transaction is terminated as described in this paragraph, the party which has given the notice to terminate shall indemnify the other party against any reasonable legal and other professional expenses incurred by the other party by reason of the termination, but the other party may not claim any sum by way of consequential loss or damage in respect of a termination in accordance with this paragraph.

(f)	This paragraph is without prejudice to paragraph 6(b) (obligation to pay additional amounts if withholding or deduction required); but an obligation to pay such additional amounts may, where appropriate, be a circumstance which causes this paragraph to apply.

12.	Interest

To the extent permitted by applicable law, if any sum of money payable hereunder or under any Transaction is not paid when due, interest shall accrue on the unpaid sum as a separate debt at the greater of the Pricing Rate for the Transaction to which such sum relates (where such sum is referable to a Transaction) and LIBOR on a 360 day basis or 365 day basis in accordance with the applicable ISMA convention, for the actual number of days during the period from and including the date on which payment was due to, but excluding, the date of payment.

13.	Single Agreement

Each party acknowledges that, and has entered into this Agreement and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and are made in consideration of each other. Accordingly, each party agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder.

14.	Notices and Other Communications

(a)	Any notice or other communication to be given under this Agreement—

(i)	shall be in the English language, and except where expressly otherwise provided in this Agreement, shall be in writing;

(ii)	may be given in any manner described in sub paragraphs (b) and (c) below;

(iii)	shall be sent to the party to whom it is to be given at the address or number, or in accordance with the electronic messaging details, set out in Annex I hereto.

(b)	Subject to sub paragraph (c) below, any such notice or other communication shall be effective—

(i)	if in writing and delivered in person or by courier, at the time when it is delivered;

(ii)	if sent by telex, at the time when the recipient’s answerback is received;

(iii)	if sent by facsimile transmission, at the time when the transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)	if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), at the time when that mail is delivered or its delivery is attempted;

(v)	if sent by electronic messaging system, at the time that electronic message is received;

except that any notice or communication which is received, or delivery of which is attempted, after close of business on the date of receipt or attempted delivery or on a day which is not a day on which commercial banks are open for business in the place where that notice or other communication is to be given shall be treated as given at the opening of business on the next following day which is such a day.

(c)	If -

(i)	there occurs in relation to either party an event which, upon the service of a Default Notice, would be an Event of Default; and

(ii)	the non-Defaulting Party, having made all practicable efforts to do so, including having attempted to use at least two of the methods specified in sub paragraph (b)(ii), (iii) or (v), has been unable to serve a Default Notice by one of the methods specified in those sub paragraphs (or such of those methods as are normally used by the non-Defaulting Party when communicating with the Defaulting Party), the non-Defaulting Party may sign a written notice (a “Special Default Notice”) which -

(aa)	specifies the relevant event referred to in paragraph 10(a) which has occurred in relation to the Defaulting Party;

(bb)	states that the non-Defaulting Party, having made all practicable efforts to do so, including having attempted to use at least two of the methods specified in sub paragraph (b)(ii), (iii) or (v), has been unable to serve a Default Notice by one of the methods specified in those sub paragraphs (or such of those methods as are normally used by the non-Defaulting Party when communicating with the Defaulting Party);

(cc)	specifies the date on which, and the time at which, the Special Default Notice is signed by the non-Defaulting Party; and

(dd)	states that the event specified in accordance with sub paragraph (aa) above shall be treated as an Event of Default with effect from the date and time so specified.

On the signature of a Special Default Notice the relevant event shall be treated with effect from the date and time so specified as an Event of Default in relation to the Defaulting Party, and accordingly references in paragraph 10 to a Default Notice shall be treated as including a Special Default Notice. A Special Default Notice shall be given to the Defaulting Party as soon as practicable after it is signed.

(d)	Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

15.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for Transactions. Each provision and agreement herein shall be treated as separate from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

16.	Non assignability; Termination

(a)	Subject to sub paragraph (b) below, neither party may assign, charge or otherwise deal with (including without limitation any dealing with any interest in or the creation of any interest in) its rights or obligations under this Agreement or under any Transaction without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

(b)	Sub paragraph (a) above shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under paragraph 10(c) or (f) above.

(c)	Either party may terminate this Agreement by giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(d)	All remedies hereunder shall survive Termination in respect of the relevant Transaction and termination of this Agreement.

(e)	The participation of any additional member State of the European Union in economic and monetary union after 1 January 1999 shall not have the effect of altering any term of the Agreement or any Transaction, nor give a party the right unilaterally to alter or terminate the Agreement or any Transaction.

17.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of England. Buyer and Seller hereby irrevocably submit for all purposes of or in connection with this Agreement and each Transaction to the jurisdiction of the Courts of England.

Party A hereby appoints the person identified in Annex I hereto as its agent to receive on its behalf service of process in such courts. If such agent ceases to be its agent, Party A shall promptly appoint, and notify Party B of the identity of, a new agent in England.

Party B hereby appoints the person identified in Annex I hereto as its agent to receive on its behalf service of process in such courts. If such agent ceases to be its agent, Party B shall promptly appoint, and notify Party A of the identity of, a new agent in England.

Each party shall deliver to the other, within 30 days of the date of this Agreement in the case of the appointment of a person identified in Annex I or of the date of the appointment of the relevant agent in any other case, evidence of the acceptance by the agent appointed by it pursuant to this paragraph of such appointment.

Nothing in this paragraph shall limit the right of any party to take proceedings in the courts of any other country of competent jurisdiction.

18.	No Waivers, etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such modification, waiver or consent shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to paragraph 4(a) hereof will not constitute a waiver of any right to do so at a later date.

19.	Waiver of immunity

Each party hereto hereby waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding in the Courts of England or of any other country or jurisdiction, relating in any way to this Agreement or any Transaction, and agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

20.	Recording

The parties agree that each may electronically record all telephone conversations between them.

21.	Third Party Rights

No person shall have any right to enforce any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

JPMorgan Chase Bank, N.A., London Branch		Cobbs Creek LLC

By:	/s/ Louis J. Cerrotta	By:	/s/ Gerald F. Stahlecker
Name:	Louis J. Cerrotta	Name:	Gerald F. Stahlecker
Title:	ED	Title:	Executive Vice President

ANNEX 1

Supplemental Terms or Conditions

Paragraph references are to paragraphs in the Agreement.

1.	The following elections shall apply:

(a)	paragraph 1(c)(i). Buy/Sell Back Transactions may not be effected under this Agreement, and accordingly the Buy/Sell Annex shall not apply.

(b)	paragraph 1(c)(ii). Transactions in Net Paying Securities may not be effected under this Agreement.

(c)	paragraph 1(d). Agency Transactions may not be effected under this Agreement, and accordingly the Agency Annex shall not apply.

(d)	paragraph 1. Transactions in gilt-edged securities (as defined in the Gilts Annex) may not be effected under this Agreement, and accordingly the Gilts Annex shall not apply.

(e)	paragraph 1. Transactions in Italian Bonds may not be effected under this Agreement, and accordingly the Italian Annex shall not apply.

(f)	paragraph 2(d). The Base Currency shall be U.S. Dollars.

(g)	paragraph 2(p). Party A’s Designated Offices: London

Party B’s Designated Offices: Philadelphia

(h)	paragraph 2(cc). The calculation of Market Value shall be determined in good faith based on generally acceptable market practices and pricing sources for the relevant Purchased Securities by Party A or as agreed to by the parties in the related Confirmation.

(i)	paragraph 2(rr). Spot Rate to be as in paragraph 2(rr).

(j)	paragraph 3(b). Party A to deliver Confirmations.

(k)	paragraph 4(b). Notices pursuant to Section 4 of the Agreement may be delivered orally or by electronic mail to an address supplied by the other party. The parties shall promptly confirm by electronic mail or other writing, all margin calls communicated orally, provided that any failure or delay in the provision of such electronic mail or written confirmation shall not (i) invalidate such oral notice, (ii) excuse non-compliance with such margin call, (iii) extend the time for compliance with such margin call or (iv) constitute a breach of the Agreement.

(l)	paragraph 4(c). It is the intention of the parties that Party B will never have the right to have margin posted to it by Party A (although it will have the right, under proper circumstances to have Cash Margin repaid to it and Equivalent Margin Securities transferred to it) and the parties agree that the “Net Exposure” of Party B with respect to Party A be the lesser of (a) the “Net Exposure” determined in accordance with Section 4(c), and (b) Party B’s Net Margin posted to Party A.

(m)	paragraph 4(f). Interest rate on Cash Margin for any given day will be the U.S. Dollar Federal Funds rate for such day as determined by the Buyer in good faith.

(n)	paragraph 4(g). Delivery period for Margin Transfers to be the same day if the request is made before 10:00 a.m. (NY time) on a Business Day and, if requested after such time on such Business Day, the next Business Day. Margin Transfers shall be comprised of Cash Margin or Margin Securities of the type and combination as is agreed to by the party requesting the Margin Transfer.

(o)	paragraph 6(j). Paragraph 6(j) shall apply and the events specified in paragraph 10(a) identified for the purposes of paragraph (6)(j) shall be those set out in paragraphs (i) – (x) of paragraph 10(a) of the Agreement.

(p)	paragraph 10(a)(ii). Paragraph 10(a)(ii) shall apply.

(q)	paragraph 14. For the purposes of paragraph 14 of this Agreement -

(i) Address for notices and other communications for Party A -

Address:	JPMorgan Chase Bank, N.A., London Branch
125 London Wall
London EC2Y 5AJ
Attention:	Repo Settlements
Telephone:	Stefano Bellani +44 20 7779 3140 - Trading
Nick Hamilton +44 1202 341280 - Operations

For Emerging Markets Business:

Address:	JPMorgan Chase Bank, N.A., London Branch
18 Christchurch Road, Floor 3
Bournemouth BH1 3BA, United Kingdom
Attention:	Confirmation Group
Telephone:	+44 1202 342438
Facsimile:	+44 1202 347279

(ii) Address for notices and other communications for Party B -

Address:	Cobbs Creek LLC
Cira Centre, 2929 Arch Street, Suite 675
Philadelphia, Pennsylvania 19104
Attention:	Gerald F. Stahlecker
Telephone:	(215) 495-1169
Telecopy:	(215) 222-4649

(r)	paragraph 17. For the purposes of paragraph 17 of this Agreement -

(i)	Party A appoints JPMorgan Chase Bank, N.A. (London Branch) as its agent for service of process;

(ii)	Party B appoints Cobbs Creek LLC as its agent for service of process.

2.	The following Supplemental Terms and Conditions shall apply.

Pursuant to the terms of paragraph 1 of the Agreement, Buyer and Seller agree to be governed by the Supplemental Terms and Conditions stated herein. To the extent that any provisions in these Supplemental Terms and Conditions are in conflict with provisions contained in the Agreement, the provisions contained in these Supplemental Terms and Conditions shall prevail.

Notwithstanding anything herein to the contrary, this Agreement shall amend and restate the Global Master Repurchase Agreement, dated as of October 26, 2012, between Party A and Party B (the “Initial Agreement”), and any obligations, liabilities or rights of the parties under the Initial Agreement shall be deemed to be assumed and incorporated herein, subject to the revised terms of this Agreement.

(a)	JPMorgan Chase Bank, N.A. in this Agreement refers to JPMorgan Chase Bank, N.A. in its capacity as a principal acting through its London office and any successor or assign.

(b)	Each Party shall deliver to the other the following documents on or prior to the execution of this Agreement:

Party A:	evidence of signing authority (including specimen of signature)

Party B:	(i) certified organizational documents, good standing certificate, lien search results and evidence of signing authority (including specimen of signature).

(c)	(i) Party A represents that it is organized under the laws of the United States as a National Banking Association and that under United States and United Kingdom tax law currently in effect, all payments by Party B to Party A pursuant to this Agreement are exempt from withholding taxes and backup withholding taxes.

(ii) Party B represents that it is a limited liability company organized under the laws of Delaware that is disregarded as an entity separate from its owner, FS Investment Corporation II, for United States federal income tax purposes.

(d)	Modifications to Payment and Transfer.

Notwithstanding anything to the contrary in this Agreement, in the case of a transfer by Party A of its rights and obligations under this Agreement, Party B shall not be required to pay additional amounts to any person in excess of the additional amounts it would have been required to pay to Party A if no such transfer had occurred.

(e)	Additional Events of Default.

The following shall constitute Additional Events of Default with respect to which Party B will be the Defaulting Party and shall be inserted following Section 10(a)(x) of the Agreement:

(xi)	“Benefit plan investors” that are subject to the investment restrictions set forth in the Employee Retirement Income Security Act of 1974 of the United States of America, as amended (“ERISA”), own 25% or more of any class of equity or membership interests in Party B or, for any reason, any Transaction constitutes a “prohibited transaction” within the meaning of ERISA

(xii)	Adjusted Net Worth Test. On any date on which a determination of Adjusted Net Worth is made pursuant to Section 6(f) of this Annex I, Party B calculates that the Adjusted Net Worth of the Collateral is equal to or less than the Collateral Minimum and Party B is unable to cure such deficiency within two Business Days of such date of determination.

(xiii)	Restricted Payments and Investment Guidelines. Party B (1) makes any Restricted Payment that is not expressly permitted under Section 6(o) of this Annex I or (2) purchases or sells any Collateral other than pursuant to transactions completed in accordance with the Investment Guidelines and Section 8(b) of this Annex I.

(xiv)	Custodial Account. Any Collateral shall be removed, by Party B or otherwise, from the Custodial Account at any time other than in accordance with this Agreement.

(xv)	Fair Market Value Calculation Procedures. Party B amends the terms and procedures for Fair Market Value Calculation Procedures contained in Annex II without the written consent of Party A.

(xvi)	Repurchase Agreement. With respect to this Agreement, at any time when this Agreement or any Transaction hereunder is outstanding, Party B disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, this Agreement.

(xvii)	[Reserved]

(xviii)	Other Violations. With respect to either the LLC Agreement, the Collateral Management Agreement or the Asset Transfer Agreement, (x) Party B (1) violates any provisions of such agreement or (2) amends such agreement, in each case of (1) and (2), in a manner materially adverse to Party A, without the written consent of Party A, or (y) Party B or any other party to the LLC Agreement, Collateral Management Agreement or Asset Transfer Agreement, as applicable, disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, the LLC Agreement, Collateral Management Agreement or Asset Transfer Agreement, as applicable; provided, notwithstanding the materiality limits contained in subclause (x) above, Party B shall provide Party A with notice of any amendment of the LLC Agreement, the Collateral Management Agreement or the Asset Transfer Agreement at least two Business Days prior to the execution thereof, regardless of whether such amendment will materially adversely affect Party A.

With respect to Party A, only the events enumerated in paragraph 10(a)(i) through 10(a)(vi) shall constitute Events of Default and, in the case of paragraphs 10(a)(i) through (v) only if: (x) such event remains uncured at the end of the third Business Day following the date on which notice of such failure has been delivered to Party A and (y) is not excused by illegality, impossibility or force majeure.

3.	Limitation of Liability.

Except as provided in Paragraph 10 of the Agreement and in respect of any Transaction under this Agreement, no party shall be required to pay or be liable to the other party for any consequential or indirect damages, opportunity costs or lost profits, even if expressly advised, or otherwise aware, of the possibility of such damages.

4.	Netting of Payments and Deliveries.

As specified in the Agreement and for the avoidance of doubt, it is the intent of the parties hereto that all cash amounts payable in the same currency on the same day hereunder, whether as Income, cash proceeds of redemption of Purchased Securities included in the definition of Equivalent Securities, Purchase Price, Repurchase Price, Cash Margin or otherwise, should be netted off, and thus, if on any date amounts would otherwise be payable in the same currency by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise be payable by one party exceeds the aggregate amount that would otherwise be payable by the other party, replaced by an obligation of the party with the larger aggregate amount payable to pay the other party the excess of the larger aggregate amount over the smaller aggregate amount.

It is the intent of the parties that if one Repurchase Transaction is maturing and another Repurchase Transaction with respect to the same Purchased Securities is commencing on the same day, the Buyer is authorised to retain the Purchased Securities for the maturing Transaction to the extent necessary to satisfy the obligation of the Seller to deliver Purchased Securities in respect of the new Transaction.

5.	Tax treatment of Transaction.

The parties agree to treat all Transactions under this Agreement as loans from Party A to FS Investment Corporation II for federal, state and local income and franchise tax purposes.

6.	Further Additional Representations, Warranties and Covenants

On the date hereof and each day this Agreement or any Transaction under this Agreement is still outstanding, Party B represents, warrants and covenants as follows:

(a)	Collateral Terms. Party B has (or, with respect to assets transferred under the Initial Agreement, at the time of transfer, had) good and marketable title to all properties and assets (collectively, the assets transferred on the date hereof and the assets transferred in accordance with the Initial Agreement through the date hereof, the “Initial Assets”) transferred to it under the Asset Transfer Agreement, in each case free from liens, encumbrances and defects that would affect Party A in any manner, including without limitation any effect on the value thereof or interference with the use made or to be made thereof by it or Party A’s security interest therein. With respect to the Initial Assets and any cash and other properties and assets acquired or received by Party B, including any Participations in any properties or assets received by Party B, on or after the date hereof and required to be pledged in favor of Party A (the “Further Assets” and, collectively with the Initial Assets, the “Collateral” and any particular asset that is part of the Collateral, a “Collateral Asset”), pursuant to the Asset Transfer Agreement or otherwise (and for the avoidance of doubt, including without limitation, any interest, principal, capital gain or realization, dividend or other amount received with respect to any Collateral): (i) Party B will have the power to grant a security interest to Party A in such Collateral and will have taken all necessary actions to authorize the granting of such security interest; (ii) Party B will be the sole owner of such Collateral, free and clear of any security interest, lien, encumbrance or other restrictions other than Permitted Liens; (iii) Party A will have a valid and perfected security interest in such Collateral, subject to no prior security interest, lien or encumbrance except for liens expressly permitted pursuant to this Agreement; (iv) to the extent such Collateral can be credited to the Custodial Account, the Collateral is held solely in the Custodial Account in accordance with Section 7 of this Annex I and Party B has not transferred any Collateral Asset out of the Custodial Account other than in accordance with the terms of this Agreement; and (v) the performance by Party B of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on any Collateral Asset other than (A) the security interest granted pursuant to this Agreement and (B) Permitted Liens.

(b)	Party B Status. Party B shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for operation of its business.

(c)	Notices. Party B shall give notice to Party A promptly in writing upon the occurrence of any of the following:

(i) any litigation, investigation, regulatory action or proceeding that is pending or threatened by or against Party B in any federal or state court or before any governmental authority which, if not cured or if adversely determined, would reasonably be expected to have a material adverse effect on Party A’s rights hereunder or constitute an Event of Default under this Agreement; and

(ii) promptly upon receipt of notice or knowledge of any lien or security interest (other than Permitted Liens) on, or claim asserted against, any of the Purchased Securities, the Custodial Account (as defined below) or any Collateral (collectively, the Purchased Securities, Custodial Account and the Collateral, the “Protected Items”).

For the avoidance of doubt, the notice requirements contained in Paragraph 10(l) shall apply to all Events of Default contained in this Annex I.

(d)	Party B Incurrence of Debt. Party B shall not incur, acquire, issue or otherwise become an obligor of any indebtedness except to the extent such indebtedness is expressly permitted under this Agreement; provided, nothing in this clause (d) shall affect Party B’s right to execute transactions under the Revolving Credit Agreement.

(e)	Initial Adjusted Net Worth. (i) On the date hereof, the Adjusted Net Worth of the Initial Assets is at least $75,000,000 and (ii) on the date that is 60 days after the date hereof, the Adjusted Net Worth of the Collateral is at least $180,000,000.

(f)	Adjusted Net Worth Calculations and Valuation Updates. Party B shall calculate a valuation of the Adjusted Net Worth of the Collateral as often as reasonably possible, and in no event less often than necessary to provide a new valuation thereof for each valuation update required pursuant to this paragraph. Each such calculation shall be executed in accordance with the Fair Market Value Calculation Procedures in Annex II, as such procedures may be amended with the express written consent of Party A. Party B shall provide Party A on a (i) weekly basis, and (ii) daily upon a valuation of the Adjusted Net Worth equal to or lesser than the Collateral Minimum until such deficiency is cured, in each case, a summary of the Collateral Assets (such summary, a “Valuation Update”) and the Adjusted Net Worth of the entire Collateral and each Collateral Asset. Each Valuation Update shall be provided in form substantially similar to Annex III; provided, that in no event shall Party B be required to obtain a more recent valuation with respect to any Collateral Asset valued pursuant to clause (B)(2) of Annex II hereof (the “Non-Quoted Asset”) so long as (1) Party B shall have previously received a valuation with respect to such Non-Quoted Asset provided by an Independent Valuation Firm pursuant to the Fair Market Value Calculation Procedures in Annex II less than four months prior to the date of such Valuation Update or (2) such Non-Quoted Asset was valued pursuant to the proviso in clause (B)(2) of Annex II.

(g)	Collateral Minimum. The Adjusted Net Worth of the Collateral will, at all times, exceed (i) on the date hereof until the date that is 60 days after the date hereof, $75,000,000, and (ii) on or after the date that is 60 days after the date hereof, $150,000,000 (collectively, (i) and (ii), the “Collateral Minimum”).

(h)	Defense of Title. Party B (a) warrants and will defend the right, title and interest of Party A in and to all Protected Items against all adverse claims and demands of all persons whomsoever and will do so on Party A’s demand and (b) shall not, at any time create, incur or permit to exist any lien, encumbrance or security interest in or on any of the Protected Items other than Permitted Liens.

(i)	Preservation of Protected Items. Party B shall do all things necessary to preserve the Protected Items so that Party B’s rights, title and interest in, to and under such Protected Items remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Party B will comply in all material respects with all applicable laws, rules and regulations of any governmental authority applicable to Party B or relating to the Protected Items and cause the Protected Items to comply in all material respects with all applicable laws, rules and regulations of any such governmental authority. To the extent within Party B’s control, Party B will not allow any default to occur for which Party B is responsible under any Protected Items and Party B shall fully perform or cause to be performed when due all of its obligations under any Protected Items. For the avoidance of doubt, any non-compliance by Party B with any applicable laws, rules or regulations shall be considered non-compliance in a material respect if such non-compliance causes, directly or indirectly, the occurrence of any cost, legal or regulatory issue or burden or any other adverse effect on Party A and/or its affiliates.

(j)	Inspection Rights. Party B will permit Party A or any representatives designated by Party A, upon reasonable prior notice, to visit and inspect its books and records at such reasonable times and as often as reasonably requested by Party A; provided that Party B shall be entitled to have its representatives and advisors present during any inspection of its books and records.

(k)	Audit Rights. Party B will permit any representatives designated by Party A (including any consultants, accountants, lawyers and appraisers) to conduct evaluations and appraisals of the Collateral and the Adjusted Net Worth of the Collateral, all at such reasonable times and as often as reasonably requested and at the cost of Party B.

(l)	Recharacterization. In the event any Transaction is recharacterized as a secured financing of the Purchased Securities, the provisions of this Agreement are effective to create in favor of Party A a valid security interest in all rights, title and interest of Party B in, to and under the Purchased Securities and, in such event, Party A shall have a valid security interest in the Purchased Securities.

(m)

Litigation. As of the date hereof, there are no actions, suits or proceedings at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator (collectively, “Actions”) pending, or to Party B’s knowledge, threatened against Party B that affect the legality, validity or enforceability against Party B of this Agreement or Party B’s ability to perform its obligations under this Agreement; on any date following the date hereof, there are no Actions pending, or to Party B’s knowledge, threatened against Party B that could reasonably be expected to that affect the legality, validity or enforceability against Party B of this Agreement or Party B’s ability to perform its obligations under this Agreement or otherwise result in a material adverse effect on Party A’s rights hereunder or constitute an Event of Default under this Agreement.

(n)	True and Complete Disclosure. All applicable information that is furnished in writing by or on behalf of Party B to Party A in connection with this Agreement and any other transaction documents and the transactions contemplated hereby is, and will be, as of the date of the information, true, accurate and complete in every material respect.

(o)	Restricted Payments. So long as this Agreement or any Transaction hereunder is outstanding or all obligations hereunder are not fully satisfied, Party B will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that Party B may declare and pay or transfer:

(i) distributions to any Member (as defined in the LLC Agreement) of Party B in cash or Collateral Assets where such distribution is payable solely from (x) income or dividends received by Party B on the Collateral, (y) monies representing capital appreciation received with respect to Collateral that has matured or has been transferred pursuant to this Agreement, or (z) any Collateral, regardless of the applicability of clause (x) or (y), if after such distribution the Adjusted Net Worth of the Collateral would be at least equal to $180,000,000; provided, Party B is prohibited from making any distribution in accordance with this subclause (i) unless immediately prior to and immediately after giving effect to such distribution the Adjusted Net Worth of the Collateral will be greater than the Collateral Minimum;

(ii) payments to purchase Collateral Assets meeting the Investment Guidelines and the terms of Section 8(b) of this Annex I; provided, Party B is prohibited from making any purchase in accordance with this subclause (ii) unless immediately prior to and immediately after giving effect to such purchase the Adjusted Net Worth of the Collateral will be greater than the Collateral Minimum;

(iii) payments of (1) operating expenses and governmental and regulatory fees, and (2) fees, expenses and indemnities payable under the LLC Agreement or the Collateral Management Agreement; provided, Party B is prohibited from making any distribution in accordance with this subclause (iii)(2) unless immediately prior to and immediately after giving effect to such distribution the Adjusted Net Worth of the Collateral will be greater than the Collateral Minimum; and

(iv) payments of the purchase price for any assets sold to Party B by FS Investment Corporation II pursuant to the Asset Transfer Agreement (such assets, “Sold Assets”) by transferring Collateral Assets then owned by Party B to FS Investment Corporation II having a Fair Market Value at the time of such transfer equal to the Fair Market Value of the Sold Asset transferred to Party B as of the date of acquisition of such Sold Asset (such value, the “Initial Fair Market Value”); provided, however, that in the case of Collateral Assets that previously were sold to Party B by FS Investment Corporation II

(each, a “Prior Sold Asset”), the Initial Fair Market Value of such Prior Sold Asset to be transferred to FS Investment Corporation II as part of the purchase price, when aggregated with the Initial Fair Market Value of all other Prior Sold Assets previously transferred to FS Investment Corporation II as part of the purchase price of Sold Assets, is less than or equal to 10% of the aggregate Initial Fair Market Value as of the respective date of acquisition of all Prior Sold Assets at any time hereunder.

For the avoidance of doubt, any breach of these representations shall be considered an Event of Default under Paragraph 10(a)(vii) of the Agreement.

7.	Custodial Account. On or prior to the date hereof, Party A and Party B shall establish at the Custodian an account (the “Custodial Account”) held in the name of the Custodian, for the benefit of Party A, as secured party hereunder, in accordance with this Agreement and any account control agreement or other necessary documentation. Party A and Party B hereby agree that (i) FS Investment Corporation II shall directly transfer the Initial Assets to be transferred to Party B on the date hereof into the Custodial Account pursuant to the Asset Transfer Agreement, and (ii) upon Party B receiving or having possession of any Further Assets, Party B shall promptly deposit such Further Assets into the Custodial Account. No Collateral may be transferred from the Custodial Account except with the express written consent of Party A or in accordance with a permitted Restricted Payment pursuant to Section 6(o) of this Annex I. Any transfers by Party A of Collateral from the Custodial Account, or of Collateral that is required to be deposited into the Custodial Account pursuant to this Section 7, will be deemed null and void unless expressly permitted under the terms of this Agreement or Party A has given express written consent to such transfer. Party B agrees to provide all necessary cooperation, including entering into all relevant commercially reasonable documentation, for Party A to establish and maintain a perfected security interest in the Custodial Account and all Collateral deposited therein. Upon the termination of this Agreement and payment in full of obligations hereunder, Party A shall transfer to Party B ownership of the Custodial Account and all Collateral (if any) deposited therein.

8.	Asset Transfer Agreement and Investment Guidelines.

(a)	Asset Transfer Agreement: Party B hereby grants to Party A all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, the Asset Transfer Agreement.

(b)	Investment Guidelines: Notwithstanding anything herein to the contrary, Party B and Party A agree that Party B shall not purchase, sell or accept as a contribution any assets unless such assets and such purchase, sale or contribution are each permitted in accordance with the Investment Guidelines (the “Investment Guidelines”) contained in Annex IV hereof. Further, Party B shall be prohibited from undertaking any purchase, sale or contribution of any asset unless (i) such transaction does not adversely affect Party A’s security interest in any other Collateral Asset or the Collateral generally, (ii) any assets received in exchange for Collateral are Collateral Assets governed by Party A’s security interest hereunder and (iii) such transaction is executed on terms equivalent to those in a transaction completed on an arm’s length basis and at a price equal to the market value of the relevant asset.

9.	Definitions. The following definitions are incorporated herein:

(a)	“Adjusted Net Worth” on any date of determination is the Fair Market Value of the Collateral in the Custodial Account at such time; provided, the Fair Market Value of the Collateral will be adjusted by establishing a value of $0 for any Collateral in excess of the following criteria (the “Concentration Limitations”):

(i)	8% Maximum – assets from one Obligor; provided, the Collateral may include 12% of assets of three separate Obligors;

(ii)	20% Maximum – Performing Common Equity, Preferred Stock and Structured Finance Obligations and Finance Leases;

(iii)	10% Maximum – Structured Finance Obligations and Finance Leases;

(iv)	10% Maximum – Participations; provided, this Concentration Limitation does not need to be satisfied until on or after sixty days after the date hereof; provided, further, the Fair Market Value of any Participation held for sixty or more days shall be $0 unless (1) Party B has made commercially reasonable efforts during such sixty day period to complete the relevant assignment, (2) Party B reasonably believes the assignment will occur within the next thirty days and (3) Party A, in its sole discretion, agrees that the assignment period shall be extended for thirty days, in which case the Fair Market Value of such applicable Participation shall be $0 if held through the end of such thirty day extension (unless extended again by Party A);

(v)	0% Maximum – Uncovered Revolving or Delayed-Draw Assets; Non-Performing Common Equity; Derivatives Transactions; Structured Finance Equity; debt or equity of affiliates of Party B (including haircut of the repo); and

(vi)	65% Maximum – Collateral that is not Bank Loans (i.e., Bank Loans must constitute at least 35% of the Collateral).

(b)	“Asset Transfer Agreement” means the Amended and Restated Asset Transfer Agreement, dated as of February 6, 2013, amending the initial October 26, 2012 agreement, between FS Investment Corporation II and Party B, as amended from time to time.

(c)	“Bank Loans” means debt obligations (including, without limitation, term loans, debtor-in-possession financings, and other similar loans and investments) which are generally documented under a loan or credit facility.

(d)	“Collateral Management Agreement” means the Collateral Management Agreement, dated as of February 6, 2013, amending the initial October 26, 2012 agreement, between FS Investment Corporation II and Party B, as amended from time to time.

(e)	“Covered Revolving or Delayed-Draw Assets” means a Revolving or Delayed-Draw Asset where any undrawn or unfunded amount is fully collateralized in cash.

(f)	“Custodian” means State Street Bank and Trust Company, a Massachusetts trust company.

(g)	“Derivatives Transactions” means any transaction that is a contract, agreement, swap, future, forward, option, swaption, repurchase agreement, reverse repurchase agreement, securities lending agreement, collar, floor, or other transaction recognized as a derivative that has a valuation based, in whole or in part, on the value of, any interest in, or any qualitative measure or the occurrence of any event relating to, one or more commodities, securities, currencies, interest or other rates, or other assets; provided, this Agreement shall not be considered a Derivatives Transactions for the purposes hereof.

(h)	“Fair Market Value” has the meaning given such term in Annex II.

(i)	[Reserved].

(j)	“Independent Valuation Firm” means Houlihan, Lokey, Howard & Zukin Inc., Duff & Phelps Corporation, Valuation Research Corporation, Murray, Devine & Company, CBIZ, Inc., Capstone Valuation Services, LLC and any other firm approved by Party A in its reasonable discretion.

(k)	“LLC Agreement” means the Limited Liability Company Agreement of Party B, dated as of October 26, 2012, among FS Investment Corporation II and the Independent Managers (as defined therein), as amended from time to time.

(l)	“Non-Performing Common Equity” means common stock (other than Preferred Stock) and warrants of an issuer having any debt for borrowed money outstanding that is ninety or more days past due or has been placed in non-accrual status.

(m)	“Obligor” means, with respect to any Collateral Asset hereunder, (a) the issuer, obligor or guarantor with respect to such Collateral Asset or (b) any subsidiary, affiliate or parent company of such issuer, obligor or guarantor.

(n)	“Participation” means temporary participations in a Loan in accordance with standard LSTA terms granted to the Issuer in connection with the settlement of the assignment of such Loan.

(o)	“Performing Common Equity” means common stock (other than Preferred Stock) and warrants of an issuer with no debt for borrowed money outstanding or whose outstanding debt for borrowed money is neither ninety or more days past due nor has been placed in non-accrual status.

(p)	“Permitted Liens” means (i) liens granted to Party A in accordance with this Agreement; (ii) liens with respect to taxes, assessments and other governmental charges or levies for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside in accordance with U.S. generally accepted accounting principles; and (iii) any other lien approved in writing by Party A.

(q)	“Preferred Stock,” means capital stock of any entity of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such entity, to any shares (or other interests) of other equity of such entity, and shall include, without limitation, cumulative preferred, non-cumulative preferred, participating preferred and convertible preferred equity.

(r)	“Restricted Payment” means a dividend or any other distribution (whether in cash, securities or other property) with respect to any shares of equity or otherwise, or any payment (whether in cash, securities or other property), to any party other than Party A or as otherwise permitted under this Agreement.

(s)	“Revolving Credit Agreement” means the Revolving Credit Agreement, dated as of February 6, 2013, amending the initial October 26, 2012 agreement, between FS Investment Corporation II and Party B.

(t)	“Revolving or Delayed-Draw Assets” means any loan or other borrowing pursuant to which the holder may be required to make future advances to the borrower.

(u)	“Structured Finance Equity” means any Structured Finance Obligation issued that (a) (i) was initially issued as part of a transaction (each, a “SF Transaction”) with multiple tranches (each, a “Tranche”) of Structured Finance Obligations by the same obligor, (ii) is secured by (or, if not secured, receiving payments solely from) the same pool of receivables or other financial assets as other Structured Finance Obligations that are contained in such SF Transaction, and (iii) has seniority rights to payments on such Structured Finance Obligation that are based on, inter alia, the seniority level of the Tranche to which such Structured Finance Obligation belongs, and (b) is part of or contained in the most junior Tranche of Structured Finance Obligations issued in such Transaction.

(v)	“Structured Finance Obligations and Finance Leases” means any obligation, other than Structured Finance Equity, issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations (cash-flow or synthetic) and mortgaged-backed securities, or any finance lease.

(w)	“Uncovered Revolving or Delayed-Draw Assets” means any Revolving or Delayed-Draw Asset that is not a Covered Revolving or Delayed-Draw Asset.

10.	General

(a)	A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(b)	In the event of any discrepancy between this Agreement and the preprinted terms of the Global Master Repurchase Agreement 2000 Version published by The Bond Market Association and ISMA (the “TBMA”) (other than the terms of this Annex I and Annex II) the terms of the TBMA shall prevail.

ANNEX II

FAIR MARKET VALUE CALCULATION PROCEDURES

The Fair Market Value of any Collateral Asset on any date of determination (each date, a “Valuation Date”) means the lesser of:

(A) in the case of any Collateral Asset that is debt, the lesser of (i) 102% of the principal amount of such Collateral Asset and (ii) the principal amount of such Collateral Asset plus any applicable prepayment premium, and (B) the Fair Market Value of such Collateral Asset determined in accordance with the steps below:

1)	Broker-Dealer Quotes: Party B shall request bids on each Collateral Asset (in each case, for the full notional amount of such Collateral Asset) from one or more independent third-party pricing services (each, a “Third Party Pricing Service”), where such quotes from dealers are screened for validity by the services on the applicable Valuation Date. The highest bid received from a Third Party Pricing Service for the Collateral Asset shall be the Fair Market Value for such Collateral Asset.

2)	Independent Valuation Firm: In the event that broker quotes from a Third Party Pricing Service are not available for any Collateral Asset, Party B shall request valuation of such Collateral Asset from one or more Independent Valuation Firms and the Collateral Asset valuation provided by the Independent Valuation Firm shall be the Fair Market Value of such Collateral Asset; provided, if FS Investment Corporation II or any its subsidiaries, including Party B, has owned the Collateral Asset for less than four months, the Fair Market Value of such Collateral Asset shall be the lesser of (x) a valuation (if any) received with respect to such Collateral Asset during such period of ownership, (y) the cost of such Collateral Asset, as determined by Party B in its reasonable discretion and (z) the purchase price paid by FS Investment Corporation II or applicable subsidiary in purchasing such Collateral Asset.

If Party B is unable to determine a Fair Market Value for any Collateral Asset pursuant to clauses (A) or (B) above, the Fair Market Value for such Collateral Asset shall be $0. For the avoidance of doubt, in no event shall Party B be required to obtain a more recent valuation with respect to any Non-Quoted Asset so long as (I) Party B shall have previously received a valuation with respect to such Non-Quoted Asset provided by an Independent Valuation Firm pursuant to this Annex II less than four months prior to any Valuation Date or (II) such Non-Quoted Asset was valued pursuant to the proviso in clause (B)(2) above.

ANNEX III

FORM OF VALUATION UPDATE

Date of Valuation Update:                 , 20

Collateral Asset	Par / Shares	Fair Market Value	Adjusted Net Worth

Total Adjusted Net Worth: $[ ]

Concentration Limitations	Actual*		Min*	Max*	Test
Bank Loans	[	]%	35.0%		[pass/fail	]
Single Obligor (Largest)	[	]%		12.0%	[pass/fail	]
Single Obligor (Fourth Largest)	[	]%		8.0%	[pass/fail	]
Structured Finance Obligations / Finance Leases	[	]%		10.0%	[pass/fail	]
Performing Common Equity + Preferred Stock + Structured Finance Obligations / Finance Leases	[	]%		20.0%	[pass/fail	]
Participations held < 60 days (or < 90 if 30 day extension given)	[	]%		10.0%	[pass/fail	]
Participations held > 60 days (or > 90 if 30 day extension given)	[	]%		0.0%	[pass/fail	]
Assets other than as specified above	[	]%		0.0%	[pass/fail	]

*	all percentages as a portion of Adjusted Net Worth

ANNEX IV

INVESTMENT GUIDELINES

Party B may purchase interests in loans through secondary market transactions in the “over-the-counter” market for institutional loans or directly from Party B’s target companies as primary market investments. In connection with Party B’s debt investments, Party B may also receive equity interests such as warrants or options as additional consideration. Party B may also purchase minority interests in the form of common or preferred equity in its target companies, either in conjunction with one of Party B’s debt investments or through a co-investment with a financial sponsor. In addition, a portion of Party B’s portfolio may be comprised of corporate bonds and other debt securities.

AMENDED AND RESTATED CONFIRMATION

The purpose of this amended and restated confirmation, dated as of February 6, 2013 (the “Confirmation” and such date, the “Amendment Date”), is to amend and restate the terms and conditions of the confirmation dated October 26, 2012, (the “Original Confirmation”) in respect of the terms of a series of repurchase transactions (each, a “Series Transaction”) between JPMorgan Chase Bank, National Association, London branch (“JPMCB”) and Cobbs Creek LLC (“Cobbs Creek”). This confirmation supplements, forms a part of and is subject to the Global Master Repurchase Agreement, dated as of October 26, 2012, between JPMCB and Cobbs Creek (as amended on February 6, 2013 and as amended and supplemented further from time to time, the “Master Agreement”) and supersedes the Original Confirmation in its entirety. Except as expressly modified hereby, all provisions contained in, or incorporated by reference into, the Master Agreement shall govern this Confirmation and the Series

Transactions. In the event of any inconsistencies between the Master Agreement and this Confirmation, this Confirmation will govern. This Confirmation shall become effective, and shall amend and restate the Original Confirmation, in each case as of the Amendment Date. Capitalised terms not defined herein have the meaning ascribed to them in the Master Agreement.

Contract Date	October 26, 2012

Purchased Securities	The Class A Floating Rate Notes, due 2024, with a maximum principal amount of up to USD 360,000,000 (the “CLO Notes”), issued by Lehigh River LLC (the “CLO Issuer”) under the Indenture, dated as of October 26, 2012 (as amended by the Amended and Restated Indenture dated February 6, 2013 and as further amended and supplemented from time to time, the “CLO Indenture”), between the CLO Issuer and Citibank, N.A., as trustee (the “CLO Trustee”).

CUSIP, ISIN or Other Identifying Number:	For Purchased Securities, as set forth below:
	Class	Identifying Numbers
		CUSIP	ISIN
	Class A Notes	524885AA8	US524885AA80
The CLO Notes, whether in Global Note form or 144A transferable, will be treated as fungible.

Buyer:	JPMCB

Seller:	Cobbs Creek

Purchase Date:

The Purchase Date for the initial Series Transaction will be the CLO Closing Date and any
Ramp-up Date and the Purchase Date for each subsequent Series Transaction will be each succeeding CLO Payment Date up to and including the Final Purchase Date; provided, the
Amendment Date shall be a Purchase Date and any Series Transaction to occur on such
Amendment Date shall be completed in accordance with the terms hereof. The Seller shall deliver the Purchased Securities on each Purchase Date; and the Buyer will purchase the
Purchased Securities on each such Purchase Date, subject only to (i) no Series Transaction having previously been terminated due to an Event of Default and (ii) unless the Buyer, in its sole discretion, waives such condition, the condition that no Excess Paydown Event have occurred.

On each date (each, a “Ramp-up Date”) during the term of this Confirmation on which the
CLO Issuer increases the aggregate outstanding principal amount of the CLO Notes, subject to prior notice from the Seller to the Buyer of the occurrence of the relevant Ramp-up Date, the parties shall enter into an additional Series Transaction with respect to which the
Purchased Securities will be the CLO Notes to the extent of such increase and for which the
Purchase Date will be the Ramp-up Date. Seller shall deliver a total of $360,000,000 of
Purchased Securities to Buyer on or before July 24, 2013.

Excess Paydown Event:

An Excess Paydown Event will occur if on any Purchase Date the aggregate amount of principal payments with respect to the CLO Notes since the initial Purchase Date (including payments on that Purchase Date) exceeds the “Reduction Threshold” set forth below for the relevant period

Reduction Threshold	Period from but excluding	To and including the Repurchase Date in	Reduction Threshold
	initial Purchase Date	February 2015	USD 0.00
	the Repurchase Date in February 2015	August 2015	USD51,000,000
	the Repurchase Date in August 2015	February 2016	USD102,000,000
	the Repurchase Date in February 2016	August 2016	USD153,000,000
	the Repurchase Date in August 2016	February 2017	USD204,000,000

CLO Closing Date	The “Closing Date” as defined on the CLO Indenture.

CLO Payment Date	The “Payment Date” as defined in the CLO Indenture.

Final Purchase Date:

The CLO Payment Date falling in November 2016;

unless the Final Repurchase Date occurs prior to the Scheduled Final Repurchase Date (in which case the Final Purchase Date will be the Purchase Date preceding the Final Repurchase Date).

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Final Repurchase Date

The final Repurchase Date, which will be the earlier of:

(a) the date on which the aggregate outstanding principal amount of the CLO Notes, after giving effect to principal payments on that date, is equal to zero; and

(b) the CLO Payment Date falling in February 2017 (the “Scheduled Final Repurchase Date”).

Purchase Price:	For any Purchase Date, (i) the aggregate outstanding principal amount of the CLO Notes divided by the Margin Ratio (equating to a Purchase Price at 83.333333% of outstanding principal amount of the CLO Notes), or (ii) solely in the case of a Purchase Date resulting from a Ramp-up Date, the relevant increase in the outstanding principal amount of the CLO Notes divided by the Margin Ratio (equating to a Purchase Price at 83.333333% of the increase in the outstanding principal amount of the CLO Notes).

Margin Ratio:	120%.

Contractual Currency:	USD
Repurchase Date:

(A) For any Series Transaction outstanding on the Amendment Date, the Amendment Date; provided, that with respect to the Repurchase Price due on the Repurchase Date occurring on the Amendment Date, the portion thereof consisting of interest accrued at the Pricing Rate (the “Accrued Interest”) shall be payable (in aggregate with any Repurchase Price owed for any Series Transaction entered into on or after the Amendment Date in accordance with the next paragraph) on the next Repurchase Date in February 2013. For the avoidance of doubt, (a) nothing herein shall affect in any manner (i) the calculation of the Repurchase Price owed under the Original Confirmation with respect to the period of time from the Purchase Date in November 2012 through the Amendment Date or (ii) the Seller’s obligation to pay such Repurchase Price (other than the Accrued Interest) to the Buyer on the Amendment Date, (b) notwithstanding the terms of the Master Agreement, this Confirmation or any other document, the delay in payment of the Accrued Interest from the Amendment Date until the Repurchase Date in February 2013 shall not be a default or violation of the Master Agreement or applicable Series Transaction and (c) no interest shall accrue on such due and unpaid Accrued Interest during the period from the Amendment Date through the Repurchase Date in February 2013.

(B) For any Series Transaction entered into on or after the Amendment Date, the CLO Payment Date immediately following the Purchase Date for that Series Transaction.

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Pricing Rate:	For any Series Transaction, the Pricing Rate will be 3.25% (325 basis points) per annum.

Price Differential:	In addition to the amount defined in paragraph 2(ii) of the Master Agreement, the Price Differential will be increased by any Breakage payable by Seller.

Breakage:

(a) For any Repurchase Date with respect to which there is no Principal Paydown, zero and

(b) breakage of 125 basis points per annum present valued, determined as follows: for any Repurchase Date with respect to which there is a Principal Paydown (including a Repurchase Date resulting from an Event of Default hereunder) (a “Breakage Date”), an amount, determined by the Buyer in good faith, equal to the present value, discounted at the applicable Swap Rate, of (i) 1.25% per annum multiplied by (ii) 83.333333% of the Principal Paydown multiplied by (iii) a fraction, the numerator of which is the number of days from and including the associated Breakage Date to but excluding the Scheduled Final Repurchase Date and the denominator of which is 360 (the “Discounted Payment”).

Principal Paydown:

(a) For any Repurchase Date not resulting from an Event of Default hereunder, the Principal Paydown will equal the aggregate principal amount of the CLO Notes to be redeemed pursuant to the CLO Indenture;

(b) for any Repurchase Date resulting from an Event of Default hereunder, the Principal Paydown will be equal to the Class A Maximum Principal Amount (as defined in the CLO Indenture) minus any principal payments previously made on the CLO Notes; and

(c) for any Repurchase Date on which a Purchase Date does not occur due to an Excess Paydown Event, the Principal Paydown will be equal to the aggregate outstanding principal amount of the CLO Notes.

Swap Rate:

For any Breakage Date and any Discounted Payment, except as provided below, the annual swap rate (expressed as a percentage per annum) for a United States Dollar denominated interest rate swap transaction with a maturity equal to the Discounted Tenor which appears on the Reuters Page ISDAFIX1 or any successor page (the “CMS-Screen Page”) as of 11:00 a.m. (New York time) on the Pricing Date, all as determined by Buyer. If there is no quotation for a period

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corresponding to the Discounted Tenor, then the Swap Rate for the relevant Breakage Date and Discounted Payment will be determined by linear interpolation.

If at such time the CMS-Screen Page is not available or if no swap rate appears, the relevant rate will be a percentage rate per annum determined on the basis of the mid-market semi-annual interest rate swap rate quotations provided by five leading swap dealers in the New York City interbank market (“Reference Banks”) selected by Buyer at approximately 11:00 a.m. (New York time) on the Pricing Date. For this purpose, the mid-market semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating United States Dollar interest rate swap transaction with a term equal to the Discounted Tenor commencing on that day and in an amount equal to the applicable Principal Paydown with an acknowledged dealer of good credit in the United States Dollar interest rate swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to USD-LIBOR-BBA with a maturity of three months. Buyer will request the principal New York City office of each of the Reference Banks to provide a quotation of its rate. If at least three quotations are provided, the Swap Rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If less than three quotations are provided, Buyer will determine the Swap Rate at its sole discretion, acting in good faith and in accordance with standard market practice.

For purposes of the foregoing, for any particular Discounted Payment, the “Discounted Tenor” will mean the period from and including the relevant Breakage Date to but excluding the Scheduled Final Repurchase Date. For purposes of the foregoing, for any given Breakage Date, the “Pricing Date” will be the second Dealing Day prior to the relevant Breakage Date.

Equivalent Securities:	For the avoidance of doubt, with respect to Purchased Securities (and without limiting the applicability of 2(t)(B) or the second sentence of 2(s), in each case of the Master Agreement), only the CLO Notes (or, where applicable, Distributions in respect thereof) will be considered to be “equivalent to” the CLO Notes.

Additional Terms:

Market Value of the CLO Notes:	On and after the Amendment Date, the Market Value with respect to the CLO Notes shall be equal to the following: (a) so long as the CLO Collateral Value is greater than or equal to 128.358333% of the

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aggregate principal amount of the CLO Notes, then the Initial MV Percentage multiplied by the then-current principal amount of the CLO Notes and (b) otherwise, the Initial MV Percentage multiplied by the then-current principal amount of the CLO Notes minus the difference between (x) 128.358333% of the aggregate principal amount of the CLO Notes and (y) the CLO Collateral Value.

“Initial MV Percentage” means, (i) on the Amendment Date, 100%, and (ii) after the Amendment Date, the percentage of par determined by dividing the market value of the CLO Note (as determined by Buyer) on any Purchase Date or any Ramp-up Date, as applicable, (which, for this purpose, will be a “clean” price excluding accrued interest) by the principal amount of such CLO Note at that date.

“CLO Collateral Value” means, on any date of determination, the sum of: (i) with respect to each Pledged Obligation held by the CLO Issuer that is a Senior Secured Loan or a Second Lien Loan, the aggregate outstanding amount of such Pledged Obligation multiplied by, (1) (x) the average of the indicative bid-side price (expressed as a percentage) for such Pledged Obligation obtained by Buyer from Reuters Loan Pricing Corporation or LoanX, or (y) if only one such indicative bid-side price is available, such indicative bid-side price (expressed as a percentage) or (2) if Buyer determines that neither of such indicative prices is available or that neither of such prices is indicative of the actual current market price of the Pledged Obligation, then the indicative bid-side price (expressed as a percentage) from the loan trading desk of Buyer; (ii) with respect to any other Pledged Obligation (other than Cash) held by the CLO Issuer, the aggregate outstanding amount of such Pledged Obligation multiplied by the market value (expressed as a percentage) of such Pledged Obligation as determined by the Buyer in good faith and in a commercially reasonable manner; and (iii) with respect to any Cash held by the CLO Issuer (at such time based on the information most recently made available to the parties by the CLO Trustee), the amount of such Cash.

The market value price determined by Buyer pursuant to clauses (i)(2) and (ii) above is referred to herein as the “JPMCB Determined Price”.

Seller, acting in good faith and in a commercially reasonable manner, may dispute the JPMCB Determined Price of some or all of the Pledged Obligations for purposes of any Margin Transfer to Buyer by Seller under paragraph 4 of the Master Agreement, if the following conditions are satisfied: (i) the Seller shall make all Margin Transfers required of it in accordance with paragraph 4 of the Master Agreement and (ii) if no Event of Default has occurred and is continuing with respect to Seller, then by no later than 10:00 a.m. (New York time) on the next Dealing Day, Seller

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may obtain a firm bid for the full amount of the relevant Pledged Obligation from an Independent Dealer (an “Independent Bid”). The Independent Bid must be maintained by the Independent Dealer and actionable for the Buyer before 12:00 p.m. (New York time) on such Dealing Day. If Seller obtains an Independent Bid and submits to the Buyer evidence of such Independent Bid no later than 10:00 a.m. (New York time) on such Dealing Day, then such Independent Bid (subject to any “Bid Disqualification Condition” as defined below) shall be used to determine the Market Value of such Pledged Obligation for the purposes of paragraph 4 of the Master Agreement (the “Dispute Determined Price”) and the determination of any Margin Securities to be delivered or any Equivalent Margin Securities to be redelivered (in each case, no later than 5:00 p.m. (New York time) on such Dealing Day) in respect of the price established on such Dealing Day shall be based on such Dispute Determined Price.

“Independent Dealers” means Bank of America/Merrill Lynch, Barclays Bank, BNP Paribas, Citibank, Credit Suisse, Deutsche Bank, Goldman Sachs, Morgan Stanley, Nomura, Royal Bank of Scotland, UBS, any affiliate of any of the foregoing and any other third party mutually agreed to by Buyer and Seller, but in no event including Seller or any affiliate of Seller.

“Dealing Day” shall mean a day other than a Saturday, Sunday or day on which the Securities Industry and Financial Markets Association recommends that there be no trading in US dollar-denominated government securities, mortgage—and asset-backed securities, over-the-counter investment-grade and high-yield corporate bonds, municipal bonds and secondary money market trading in bankers’ acceptances, commercial paper and USD and Euro certificates of deposit.

“Bid Disqualification Condition” means that Buyer shall be entitled to disregard as invalid any Independent Bid submitted by any Independent Dealer if, in Buyer’s good faith judgment: (i) such Independent Dealer is ineligible to accept assignment or transfer of the relevant Pledged Obligation or portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for such Pledged Obligation, as reasonably determined by Buyer; or (ii) such firm bid or such firm offer is not bona fide due to the insolvency of the Independent Dealer or that, as of the relevant date of determination, the Buyer determines in good faith that such Independent Dealer is in default under purchase contracts for assets similar to the Pledged Obligations in an aggregate amount in excess of USD 250,000,000.

The foregoing will not operate in derogation of the obligation to make additional incremental Margin Transfers in respect of any later demands.

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The JPMCB Determined Price or Dispute Determined Price for any Pledged Obligation that is under contract to be sold by the CLO Issuer will not exceed the sales price to be received by the CLO Issuer under the relevant sale contract.

It is understood and agreed that the definition of “Market Value” set forth above is not intended to and does not track the definition of “Market Value” set forth in the CLO Indenture.

No Substitution:	In accordance with paragraph 8(a) of the Master Agreement, substitution is at Buyer’s sole discretion.

Additional Event of Default:

In addition to the Events of Default specified in the Master Agreement, the following shall also constitute an Event of Default (as to which Seller will be the Defaulting Party) for so long as any Series Transaction under this Confirmation is outstanding:

(x) Any CLO Event of Default shall have occurred and be continuing, (y) the occurrence of “cause” under the Collateral Management Agreement (as defined in the CLO Indenture), or (z) a breach of any of the covenants contained in Section 9(j) of Seller’s LLC Agreement shall have occurred and be continuing and, in either case of (x), (y) or (z), the non-Defaulting Party serves a notice on the Defaulting Party. For purposes of the foregoing, the Seller will be the Defaulting Party and the Buyer will be the non-Defaulting Party.

CLO Event of Default:	An “Event of Default” as defined in the CLO Indenture.

Additional Representation of Cobbs Creek:

As of the initial Purchase Date, Cobbs Creek represents that the Final Repurchase Date is a date certain calculated as follows:

(i) if the expected weighted average final amortisation of the Purchased Securities (the “Expected Amortisation Date”) will occur 5 years or more after the initial Purchase Date for the Purchased Securities, the earlier of the date on which 80% of the number of days occurring between the initial Purchase Date for such Purchased Securities and the Expected Amortisation Date have lapsed or the date on which 20% or less of the initial principal amount of the Purchased Securities is outstanding, and

(ii) if the Expected Amortisation Date will occur more than one but less than five years after the initial Purchase Date for the Purchased Securities, the earlier of the date occurring one year prior to the Expected Amortisation Date or the date on which 20% or less of the initial principal amount of the Purchased Securities is outstanding.

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Application of Payments:

Notwithstanding anything to the contrary in the Master Agreement, payments under the CLO Notes (whether Income or Distributions) received on a Repurchase Date will be applied in the following order:

first, to payment of the Repurchase Price;

second, if the Adjusted Net Worth of the Collateral is less than the Collateral Minimum, to deposit into the Custodial Account an amount equal to the lesser of (i) (1) the Collateral Minimum minus (2) the Adjusted Net Worth of the Collateral, and (ii) the amount of the payment received;

third, to any unpaid Margin Transfer amounts owing from Seller to Buyer which would exist after giving effect to repayment of the maturing repurchase transaction and entry into the new repurchase transaction; and

fourth, with respect any remaining amounts (x) prior to the occurrence of an Event of Default, distributed in accordance with the terms of Section 6(o) of Annex I of the Master Agreement or (y) after the occurrence of an Event of Default, Buyer will be entitled to retain any Income or Distribution as additional Margin.

Acknowledgement by Cobbs Creek:

For the avoidance of doubt, and not to be construed in derogation of the conveyance of the Purchased Securities hereunder, Seller acknowledges that all of Seller’s interest in the Purchased Securities shall pass to Buyer on each Purchase Date and, unless otherwise agreed by Buyer and Seller, (i) nothing in this Confirmation shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, (ii) at all times prior to the Final Purchase Date, Buyer shall have the sole right to vote and exercise all other rights and privileges of a holder of the CLO Notes, including, but not limited to, the rights to accelerate and order disposition of assets and the rights set forth in Sections 7.20 and 7.21 of the CLO Indenture, in each case in accordance with the relevant provisions of the CLO Indenture; provided that, so long as no Event of Default or potential Event of Default has occurred and is continuing, the Seller, and not the Buyer, shall be entitled to exercise the rights set forth in Section 7.20 of the CLO Indenture, and (iii) Buyer will be entitled to receive all payments under the Purchased Securities subject to paragraph 5 of the Master Agreement and the Application of Payments.

Seller further acknowledges and agrees that (x) neither JPMCB nor any of its affiliates have acted in any placement agent, underwriter or arranger capacity with respect to the Purchased Securities, and (y)

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following the earlier of (1) the end of the Initial Investment Period (as defined in the CLO Indenture) and (2) the date on which the CLO Notes have been increased to their respective Maximum Principal Amount (as defined in the CLO Indenture), JPMCB may convert the Purchased Securities from certificated to book-entry securities and, in connection with such conversion, JPMCB may, itself or through any of its affiliates, coordinate with Depository Trust Company (“DTC”) (including by completing any required DTC documentation) to facilitate such conversion; it being agreed, for the avoidance of doubt, that JPMCB’s or its affiliate’s role in the conversion of the Purchased Securities is merely for administrative convenience and, notwithstanding any provisions in the required DTC documentation, shall in no event imply that JPMCB or its affiliate have performed or are performing any role as placement agent, underwriter or arranger with respect to the Purchased Securities.

Tax Treatment	The parties agree that each Series Transaction shall be treated as a loan by the Buyer to FS Investment Corporation II for federal, state and local income and franchise tax purposes.

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This Confirmation may not be amended except in writing signed by both parties.

This Confirmation may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Confirmation by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this
Confirmation. In relation to each counterpart, upon Confirmation by or on behalf of the signatory that the signatory authorises the attachment of such counterpart signature page to the final text of this Confirmation, such counterpart signature page shall take effect together with such final text as a complete authoritative counterpart.

Please confirm your acceptance of the terms and conditions of this Confirmation by signing and returning the attached duplicate.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, LONDON BRANCH		COBBS CREEK LLC

By:	/s/ Louis J. Cerrotta	By:	/s/ Gerald F. Stahlecker
Name:	Louis J. Cerrotta		Name: Gerald F. Stahlecker
Title:	ED		Title: Executive Vice President